                                                                   EXHIBIT 4(A)


                                 LOAN AGREEMENT

                                    BETWEEN

                              COMERICA BANK-TEXAS

                                      AND

                       PLYMOUTH COMMERCIAL MORTGAGE FUND

                                     DATED

                               SEPTEMBER 27, 1996
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                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT is made and delivered this 27th day of September, 1996, by and between PLYMOUTH COMMERCIAL MORTGAGE FUND, a Delaware business trust, and COMERICA BANK-TEXAS, a state banking association.

                                  WITNESSETH:

         WHEREAS, the Borrower desires to borrow from the Bank from time to time an amount not to exceed in the aggregate at any one time outstanding the Commitment Amount for the working capital needs of the Borrower and to finance a portion of the cost of borrower's acquiring loans and/or portfolios of loans; and

         WHEREAS, the Bank is willing to supply such financing subject to the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Borrower and the Bank agree as follows:

 DEFINITIONS

         1.1. Defined Terms. As used herein, the following terms shall have the following respective meanings:

         "ACCOUNTS," "CHATTEL PAPER," DOCUMENTS," "EQUIPMENT," "FIXTURES," "GENERAL INTANGIBLES," "GOODS," "INSTRUMENTS" AND "INVENTORY" shall have the meanings assigned to them in the UCC on the date of this Agreement.

         "ACCOUNT DEBTOR" shall mean, collectively, the "maker" and each other obligor, guarantor or other liable party, primarily, secondarily or otherwise, under an Acquired Loan.

         "ACQUIRED LOAN" shall mean each loan (a) which the Borrower has acquired from SWF 1995 Limited Partnership and which has not been disposed of,
(b) which the Borrower has acquired from an unaffiliated Person on an arm's length basis and which has not been disposed of by the Borrower or (c) which is evidenced by an REO Note. Each Acquired Loan shall be evidenced by a promissory note and, if secured, by appropriate security documents. All references to Acquired Loans are deemed to include the right to enforce and receive payment of the respective promissory notes and to enforce and realize the benefits of the respective security documents.

         "ACQUIRED LOAN BORROWING BASE AMOUNT" shall mean (1) for any Eligible Acquired Loan which is not an REO Note, the lesser of (a) the Net Acquisition Cost of such Eligible Acquired Loan or (b) the Fair Market Value of such Eligible Acquired Loan minus all principal payments made by
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the applicable Account Debtor on such Eligible Acquired Loan after the most recent determination of Fair Market Value of such Eligible Acquired Loan, multiplied by the Appropriate Conversion Factor for such Eligible Acquired Loan, and (2) for any Eligible Acquired Loan which is an REO Note, the lesser of (a) the Net Acquisition Cost of such Eligible Acquired Loan, (b) the face principal amount of the REO Note comprising such Eligible Acquired Loan minus all principal payments made by the REO Affiliate on the REO Note after the execution date of the REO Note, or (c) the Fair Market Value of such Eligible Acquired Loan minus all principal payments made by the REO Affiliate on the Eligible Acquired Loan after the most recent determination of Fair Market Value of such Eligible Acquired Loan, multiplied by the Appropriate Conversion Factor for such Eligible Acquired Loan (calculated in accordance with the last sentence of the definition of Appropriate Conversion Date).

         "ACQUIRED LOAN DOCUMENTS" shall mean all promissory notes evidencing Acquired Loans (including all REO Notes), all mortgages, deeds of trust and other documents securing Acquired Loans (including all REO Security Documents) and all loan agreements and other documents executed by Account Debtors in connection with Acquired Loans or otherwise relating to the Acquired Loans.

         "ACQUISITION COST" shall mean with respect to an Acquired Loan either
(a) the book value attributed to such Acquired Loan by SWF 1995 Limited Partnership with respect to the initial Acquired Loans acquired by the Borrower from SWF 1995 Limited Partnership on or about the first Disbursement Date or
(b) the actual cash price which the Borrower has paid or contractually obligated itself to pay to the Person from whom the Borrower is acquiring or has acquired such Acquired Loan with respect to all other Acquired Loans, plus any accrued obligations relating to such Acquired Loan which the Borrower has identified in its written bid worksheet applicable to such Acquired Loan and which have been taken into account in calculating the purchase price of such Acquired Loan, but excluding any legal, accounting, finder's, broker's, or other's fees, any travel, due diligence and other "soft cost" type expenses incurred by the Borrower with respect to such acquisition (or, if such acquisition is effected on a pool or portfolio basis, the allocable portion of such costs) and excluding any other costs associated with any such acquisition paid by the Borrower including, but not limited to the costs (if any) of recordation, title insurance endorsements, surveys, or environmental site assessments. Without the written consent of the Bank, the Acquisition Cost of any Acquired Loan may not exceed the unpaid principal balance of such Acquired Loan.

         "AFFILIATE" shall mean, when used with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract of otherwise.

         "AGREEMENT" shall mean this Loan Agreement, as the same may be amended, restated and modified from time to time.





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         "ALLONGE" shall mean an endorsement on a separate sheet of paper accompanying a promissory note, specifically describing such note by Maker, original payee and face principal amount, and signed by the Borrower, endorsing the note to the Bank or in blank.

         "APPROPRIATE CONVERSION FACTOR" of any Eligible Acquired Loan shall mean the percentage set forth below corresponding to the time elapsed since such Eligible Acquired Loan was acquired by the Borrower:

         Up to but less than 6 months                       60%
         6 months or more but less than 9 months            48%
         9 months or more but less than 12 months           45%
         12 months or more but less than 15 months          42%
         15 months or more but less than 18 months          32%
         18 months or more but less than 21 months          24%
         21 months or more but less than 24 months          18%
         24 months or more                                   0%

For purposes of this definition, the date of acquisition of an Eligible Acquired Loan which is an REO Note shall be deemed to be the date the original Eligible Acquired Loan secured by the Underlying Real Estate was acquired by the Borrower and not the date the REO Note which is secured by such Underlying Real Estate is executed and delivered to the Bank.

         "ASSET" shall mean each Acquired Loan, REO Note or other property comprising an Asset Portfolio.

         "ASSET FILE" shall mean all Acquired Loans and Acquired Loan Documents assigned to the Bank as Collateral for the Loans, together with all other documents relating to such Asset to be delivered to the Bank, any Servicer or the Borrower.

         "ASSET PORTFOLIO REPORT" shall mean a report in a form acceptable to the Bank showing various information concerning each Asset Portfolio and each Asset included therein as of the end of the week preceding delivery of such report, including without limitation, weekly Gross Collections, the outstanding balances of each Acquired Loan, the Fair Market Value of each Asset (to the extent required under the terms of this Agreement), settlement information, default status, and such other information as the Bank may otherwise request, including any additional information in the asset status reports routinely prepared by the Borrower related to such Assets.

         "ASSET PORTFOLIOS" shall mean one or more pools or portfolios of Acquired Loans comprised of:

                 (a) performing, nonperforming or under-performing commercial loans, and/or





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                 (b)      real estate or other assets acquired in connection
                          with the foreclosure, restructure or settlement of nonperforming or under-performing loans, together with all documents, instruments, certificates and other information related thereto.

         "BANK" shall mean Comerica Bank-Texas, a state banking association.

         "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended, or any successor act or code.

         "BORROWER" shall mean Plymouth Commercial Mortgage Fund, a Delaware business trust.

         "BORROWING AUTHORIZATION" shall mean (i) with respect to a corporation, a certificate of the Secretary or an Assistant Secretary of a corporation as to the resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the documents to be executed by such corporation; the incumbency and signature of the officer of such corporation executing such documents on behalf of such corporation, and the Organizational Documents of such corporation and (ii) with respect to a partnership, joint venture or other non-individual Person, such written instruments as shall be required by the Bank authorizing the execution, delivery and performance of the documents to be executed by such Person; the incumbency and signature of the representative of such Person executing such documents on behalf of such Person, and the Organizational Documents of such Person.

         "BORROWING BASE" shall mean, on any day, the aggregate of the Acquired Loan Borrowing Base Amounts for all Eligible Acquired Loans. In the event that the Borrower is purchasing Acquired Loans with the proceeds of an advance hereunder, the Acquired Loan Borrowing Base shall also include the Acquired Loan Borrowing Base Amounts for all such Acquired Loans being purchased with the proceeds of such advance to the extent that such new Acquired Loans will become Eligible Acquired Loans contemporaneously with such advance.

         "BORROWING BASE CERTIFICATE" shall mean a certificate in the form of Exhibit A to this Agreement, completed in all appropriate respects and executed by the chief executive officer, chief financial officer, or treasurer of the Borrower or by any other officer of the Borrower designated in writing by any of the chief executive officer, chief financial officer or treasurer, such designation to be acceptable to the Bank in its sole discretion, and setting forth the Borrower's computation of the Borrowing Base as of the date of such certificate, and attaching a schedule or schedules in a form acceptable to the Bank detailing the Net Acquisition Cost, Fair Market Value (if available at such time), Appropriate Conversion Factor and Acquired Loan Borrowing Base Amount for each Eligible Acquired Loan included in the Borrowing Base.

         "BUSINESS DAY" shall mean a day on which the Bank is open to carry on its normal commercial lending business.





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         "CASH COLLATERAL ACCOUNT(S)" shall mean a segregated cash collateral account or accounts maintained with the Bank and styled "Comerica Bank-Texas Cash Collateral Account for the benefit of Plymouth Commercial Mortgage Fund" which account shall be (a) subject to the provisions of this Agreement, and (b) pledged and assigned to the Bank as additional security for the payment, performance and observance of the Loans.

         "COLLATERAL" shall mean (a) all property of any Obligor in the actual or constructive possession of the Bank or any Affiliate of the Bank (or as to which the Bank or any Affiliate of the Bank now or hereafter controls possession by documents or otherwise), (b) all amounts in any deposit or other account of any Obligor with the Bank or any Affiliate of the Bank, including without limitation the Escrow Account (to the extent of the Borrower's right, title and interest therein) and the Cash Collateral Accounts, (c) all of the Borrower's Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, and Inventory, and (d) all other property subject to any Security Documents, including without limitation, all Acquired Loan Documents and accounts and proceeds thereof, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto, and all proceeds and products thereof, and all additional property (real or personal) of the Borrower which is now or hereafter subject to a security interest, mortgage, lien, claim, or other encumbrance granted by the Borrower to, or in favor of, the Bank.

         "COLLATERAL ASSIGNMENT" shall mean one or more security agreements, assignment of notes and liens, pledge agreements or other similarly named documents executed by the Borrower in favor of the Bank, as security for the Loans, each of which Collateral Assignment is intended to cover all of the Acquired Loans, all REO Notes and all renewals, modifications, amendments, supplements and restatements thereof, which collateral assignment shall be in the form and substance acceptable to the Bank and which Collateral Assignments shall be duly signed and notarized in accordance with applicable state law and in proper form for recording, in order to confirm and perfect the Bank's Liens in the Collateral.

         "COMMITMENT AMOUNT" shall mean, as of any applicable date of determination, $1,800,000, or such other amount as may hereafter be established pursuant to Section 2.2.3. hereof, not to exceed $10,000,000; provided, however, that if the Borrower reduces the Commitment Amount from time to time under Section 2.2.4. of this Agreement, the Commitment Amount shall be deemed to be such lesser amount; and provided, further, that if the original term of this Agreement is extended beyond the date two (2) years from the date of this Agreement, then the Commitment Amount during any such extended period shall be such amount as the parties then agree.

         "CONTRACT RATE" shall mean, as of any date of determination, the annual rate of interest which, pursuant to Section 2.4.1. of this Agreement would be applicable to the Note if the annual rate of interest were determined without the Maximum Legal Rate limitation.

         "CUSTODIAL AGREEMENT" shall mean a Custodial Agreement, in form and substance acceptable to the Bank, by and between the Bank and the Borrower, as such Custodial Agreement





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may be amended or supplemented from time to time, together with any replacement or substitution therefor.

         "DEBT" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

         "DEFAULT" shall mean a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

         "DISBURSEMENT DATE" shall mean each date upon which the Bank makes a loan to the Borrower under Section 2.1 of this Agreement.

         "DOLLARS" or "$" shall mean United States Dollars.

         "DUE DILIGENCE REPORTS" shall mean the various written reports, information and other materials that the Borrower prepared or assembled containing descriptions and evaluations of the Acquired Loans and Mortgaged Properties included in a particular Asset Portfolio, and the Borrower's assessments and projections regarding same, or other information regarding such Assets, including copies of purchase agreements, copies of any appraisals or environmental site assessments, and the due diligence reports for each such Asset Portfolio summarizing the Borrower's due diligence regarding such Assets and the Mortgaged Properties.

         "EBITDA" shall mean, as of the date of determination, Net Income before interest, income tax, depreciation and amortization expense.

         "ELIGIBLE ACQUIRED LOANS" shall mean, as of the date of determination, the Acquired Loans of the Borrower which satisfy the following criteria for inclusion in the Borrowing Base:

                 (a) With the exception of REO Notes and the Acquired Loans acquired by the Borrower contemporaneously with the execution of this Agreement from SWF 1995 Limited Partnership, each such Acquired Loan was acquired by the Borrower from an unaffiliated third party in an arm's length transaction.

                 (b) Each such Acquired Loan is evidenced by a promissory note enforceable against the Account Debtor with respect thereto in accordance with its terms.

                 (c) Except within the dollar amount limitations provided in the last paragraph of this definition and as disclosed on the schedule attached to the Borrowing Base Certificate, each such Acquired Loan is a commercial or business purpose loan and is not for personal, family, household, consumer, or agricultural purposes.





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
                 (d) Each such Acquired Loan, to the extent that it has been characterized by the Borrower as a secured loan, is secured by a valid and perfected first priority lien, mortgage, or other security instrument, subject only to Permitted Prior Liens. To the extent that an Acquired Loan is excluded from the Borrowing Base for the reason that it is subject to Liens other than Permitted Prior Liens which the Borrower discovers after the acquisition date of such Acquired Loan, such Acquired Loan will be considered an Eligible Acquired Loan, to the extent all other criteria are satisfied, at such time as the Borrower recalculates the Fair Market Value of such Acquired Loan to take into effect the existence of such Lien.

                 (e) Each Acquired Loan complies in all material respects with all laws, rules, regulations or other policies applicable to it or applicable to any person owing, holding, or having an interest in it.

                 (f) Each such Acquired Loan represents a legally valid and enforceable claim which is due and owing to the Borrower by the applicable Account Debtor and for such amount as is represented by the Borrower to the Bank on such Borrowing Base Certificate.

                 (g) The unpaid balance of such Acquired Loan as represented by the Borrower to the Bank on such Borrowing Base Certificate is not subject to any valid defense, counterclaim, setoff, credit, allowance or adjustment by the applicable Account Debtor.

                 (h) The Borrower has granted to the Bank a perfected security interest in each Acquired Loan (as an item of the Collateral) prior in right to all other Persons, and such Acquired Loan has not been sold, transferred or otherwise pledged or assigned by the Borrower to any person, other than the Bank.

                 (i)      The Account Debtor on each such Acquired Loan is not:

                          (i) an affiliate of the Borrower (other than the REO Affiliate),


                          (ii)    the United States of America or any
                                  department, agency or instrumentality
                                  thereof,

                          (iii) a citizen or resident of any jurisdiction other than one of the United States.

                 (k) The Borrower has obtained, reviewed and approved, in accordance with Standard Industry Practices, all due diligence information with respect to such Acquired Loans, including without limitation Environmental Site Assessments for the Underlying Real Estate which secures such Acquired Loan, a Title Policy for such Acquired Loan, and all Acquired Loan Documents, and all such items are in the form and contain the provisions required under Standard Industry Practices.





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
                 (l)      The representations and warranties contained in
Section 8 with respect to all Underlying Real Estate and REO Property securing the Acquired Loans are true and correct; provided, that if the Borrower has disclosed to the Bank in writing the particular representations or warranties with respect to such property which are not true and correct and the Bank has not disapproved such Acquired Loan from inclusion in the Borrowing Base after review of such information, such Acquired Loan shall be treated as having satisfied this condition.

         In the event that any of the foregoing are not true and correct as to any Acquired Loan, or in the event that the Bank determines in its sole and absolute discretion, for any or no reason, to exclude any Acquired Loan from classification as an Eligible Acquired Loan (notwithstanding that such Acquired Loan satisfies the criteria set forth above), such Acquired Loan shall be excluded from the Borrowing Base and the Borrower shall immediately pay to the Bank, as a prepayment on the Loans, any mandatory prepayment required under
Section 2.8 as a result of the exclusion of such Acquired Loan from the Borrowing Base.

         In addition to the foregoing, the Eligible Acquired Loans included in the Borrowing Base shall also be subject to the following limitations: (i) in the event that the lesser of the Fair Market Value or Acquisition Cost of all Eligible Acquired Loans to any one Account Debtor exceeds $1,500,000, the amount in excess of $1,500,000 shall not constitute Eligible Acquired Loans; and (ii) in the event that the sum (as calculated on the basis of the lesser of Fair Market Value or Acquisition Cost) of (A) Eligible Acquired Loans which constitute "Consumer Credit" under 12 C.F.R. Section 226 (Regulation Z of the Board of Governors of the Federal Reserve System) and (B) unsecured Eligible Acquired Loans, exceeds ten percent (10%) of the total Eligible Acquired Loans, the amount in excess of such ten percent (10%) shall not constitute Eligible Acquired Loans.

         Nothing contained in this definition is intended to limit the Bank's Collateral for the Loans, it being understood and agreed that the Collateral for the Loans includes, among other property, all Acquired Loans regardless of whether such Acquired Loans constitute Eligible Acquired Loans.

         "ENVIRONMENTAL LAWS" shall mean all requirements imposed by any applicable law (including The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation or order of any governmental authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste gener ation, recycling, reclamation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge, release, threatened release, emission or storage of Hazardous Substances.

         "ENVIRONMENTAL SITE ASSESSMENT" shall mean an environmental site assessment report conforming to standards reasonably acceptable to the Bank (herein called the "ACCEPTABLE STANDARDS"), which is in all respects otherwise satisfactory to the Bank and which has been prepared by a qualified environmental firm reasonably satisfactory to the Bank (a) indicating that, on the basis of an investigation conducted in accordance with the Acceptable Standards, (i) the firm found no





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Hazardous Substances present on or in the property that is the subject of its report at levels that require reporting or remediation, or both, pursuant to any Environmental Laws that are applicable to such property ("PROHIBITED HAZARDOUS SUBSTANCES"), (ii) it did not learn of any conditions on or in the land adjacent to the property that is the subject of its report that would cause it to believe that there might be Prohibited Hazardous Substances present on or in the property that is the subject of its report, and (iii) no notice of violation of any of the Environmental Laws, or other claim or order issued pursuant to any of the Environmental Laws, has been duly filed against such property by any governmental authority; or (b) if any Prohibited Hazardous Substance is present on such property or if any such notice of violation, claim or order has been filed, providing evidence satisfactory to the Bank as to the extent and nature of the environmental problem caused thereby and the likely costs and duration of any recommended remediation.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

         "ESCROW ACCOUNT" shall mean a non-interest bearing account established by the Borrower with the Bank into which the Escrow Payments are to be deposited.

         "ESCROW PAYMENTS" shall mean all payments made by Account Debtors (including REO Escrow Payments) for a specified purpose (such as real estate tax payments, insurance payments, etc.) other than payments of principal, interest, fees and other amounts owed to the Borrower with respect to the Acquired Loans and all net insurance and condemnation proceeds received by the Borrower which are not available to be applied to the outstanding balance under the Acquired Loans in questions but rather are to be used for purposes of repairing or rebuilding the real property in question.

         "EVENT OF DEFAULT" shall mean any of those conditions or events listed in Section 9.1. of this Agreement.

         "FAIR MARKET VALUE" shall mean, as to any particular Asset, the fair market value of such asset, as determined in accordance with GAAP.

         "FINANCIAL STATEMENTS" shall mean all those balance sheets, earnings statements and other financial data (whether of the Borrower, any other Obligor, the Investment Adviser or any Servicer) which have been furnished to the Bank for the purpose of, or in connection with, this Agreement and the transactions contemplated hereby.

         "FINANCING STATEMENTS" shall mean UCC financing statements describing the Bank as secured party and the Borrower as debtor covering the Collateral and otherwise in such form, for filing in such jurisdictions and with such filing offices as the Bank shall reasonably deem necessary or advisable.





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
         "GAAP" shall mean, as to a particular Person, such accounting practice as, in the opinion of the independent certified public accountants of recognized national standing regularly retained by such Person and acceptable to the Bank, conforms at the time to generally accepted accounting principles, consistently applied. GAAP shall mean those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Bank, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a GAAP or practice, all reports and financial statements required hereunder may be prepared in accordance with such change only after written notice of such change is given to the Bank.

         "GROSS COLLECTIONS" an amount equal to any and all cash proceeds received by each Obligor or any Servicer with respect to the Borrower's or such other Obligor's ownership, management and/or disposition of any and all Assets in any Asset Portfolio, including, without limitation, (i) all interest, principal, and other payments on Acquired Loans from any source, (ii) all Net Operating Income from REO Properties, (iii) loan settlement payments, any restructure or commitment or other loan fees, payments on any judgments or settlement of litigation with respect to Acquired Loans, (iv) net sales proceeds from the sale of REO Properties, Acquired Loans, Mortgaged Property and other items of Collateral, (v) income from any Mortgaged Property, (vi) all insurance proceeds and condemnation proceeds, (vii) all payments received by the Borrower from any seller of an Asset Portfolio pursuant to the applicable sale agreement, including all proceeds of Assets "put back" to such seller, and
(viii) all interest, dividends and other earnings directly or indirectly paid to the Borrower or any other Obligor on funds, accounts and investments of the Borrower or such Obligor, but excluding any escrow deposits paid to the Borrower or such Obligor for tax or insurance escrows under the Acquired Loans which are deposited in the Escrow Account.

         "GUARANTOR" shall mean each Subsidiary and REO Affiliate, jointly and severally, whether one or more.

         "GUARANTY" shall mean one or more guaranty agreements, executed by each Guarantor in favor of the Bank, as the same may be amended, supplemented, or restated.

         "HAZARDOUS SUBSTANCE" shall mean any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

         "INDEBTEDNESS" shall mean all loans, advances and indebtedness of the Borrower to the Bank under this Agreement, and all other indebtedness, obligations and liabilities whatsoever of the Borrower to the Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect,





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
absolute or contingent, joint or several, due or to become due, now existing or hereafter arising pursuant to the Loan Documents.

         "INTEREST RATE ANNEX" shall mean Annex I, as it may from time to time be amended, modified, restated or supplemented.

         "INVESTMENT ADVISER" shall mean Emerald Advisers, Inc., a Delaware corporation.

         "LIEN" shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

         "LOAN DOCUMENTS" shall mean any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the Indebtedness, including, without limitation, the Note, this Agreement, the Security Documents, all instruments, certificates and agreements now or hereafter executed or delivered to the Bank pursuant to any of the foregoing or in connection with the Loans or any commitment regarding the Loans and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

         "LOANS" shall mean advances made by the Bank to the Borrower under
Section 2.1 of this Agreement.

         "LOCKBOX" shall mean a Post Office Box specified in the Lockbox Agreement established by the Borrower with the Bank for receipt of all payments relating to an Asset Portfolio.

         "LOCKBOX AGREEMENT" shall mean collectively, any and all agreements between the Borrower and the Bank establishing a Lockbox, as the same may be amended, restated, replaced, substituted for or supplemented from time to time.

         "MAXIMUM AVAILABLE AMOUNT" shall mean, on any day, the lesser of (1) the Commitment Amount (as it may be increased) or (2) the Borrowing Base.

         "MAXIMUM LEGAL RATE" shall have the meaning set forth in Section 2.5 of this Agreement.

         "MORTGAGE" shall mean any deed of trust or mortgage, (duly acknowledged and in recordable form) covering a Mortgaged Property executed by the Borrower or an REO Affiliate, as appropriate, granted to the Bank to secure repayment of the Loans substantially in the form approved by the Bank, and all renewals, extensions, modifications, amendments, or supplements thereto, and all mortgages or deeds of trust given in renewal, extension, modification, restatement or replacement thereof.

         "MORTGAGED PROPERTY OR MORTGAGED PROPERTIES" shall mean any and all lots or parcels of land which the Borrower or any REO Affiliate owns on the date of this Agreement or which it may hereafter acquire as part of an Asset Portfolio or any Underlying Real Estate which the Borrower or any REO Affiliate may hereafter own as a result of a foreclosure or deed-in-lieu of foreclosure or otherwise, and improvements, fixtures and personal property located thereon and all other property referenced in and subject to the Mortgages. The Mortgaged Property is intended to include all of the above-described real property whether or not a Mortgage is actually granted or filed.

         "NET ACQUISITION COST" shall mean, for any Acquired Loan, the Acquisition Cost of such Acquired Loan minus all principal payments made by the applicable Account Debtor on such Acquired Loan after the date of the Borrower's acquisition of such Acquired Loan. The Net Acquisition Cost of any REO Note comprising an Acquired Loan shall be the Net Acquisition Cost, on the date of the applicable foreclosure, of the Acquired Loan which was originally secured by the Underlying Real Estate which secures the REO Note, minus all principal payments made by the REO Affiliate on such REO Note after such foreclosure date.

         "NET INCOME" shall mean the net income (or loss) of a Person for any period determined in accordance with the federal income tax basis of accounting but excluding in any event: (a) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses; and (b) in the case of the Borrower, net earnings of any Person in which the Borrower has an ownership interest, unless such net earnings shall have actually been received by the Borrower in the form of cash distributions.

         "NET OPERATING INCOME" shall mean, with respect to each REO Property, for each calendar month, the excess of (a) all of the Borrower's or the REO Affiliate's cash receipts related to such REO Property (including all rents and other revenues but excluding security deposits) over (b) all reasonable and customary expenses actually paid during such period which, in accordance with the federal income tax basis of accounting, would be classified as operating expenses for a property similar to such REO Property (including utility-related expenses, taxes, insurance expenses, repair and maintenance expenses and janitorial and property-management fees actually paid by the Borrower or the REO Affiliate to an unrelated third party) plus all reasonable and customary capital expenditures actually paid during such period for capital improvements made in accordance with Standard Industry Practices and not reasonably disapproved by the Bank.

         "NOTE" shall mean a promissory note conforming to Section 2.3.1 of this Agreement and in the form of Exhibit B to this Agreement, and any and all renewals, extensions, modifications, rearrangements and/or replacements thereof.

         "OBLIGORS" shall mean the Borrower, all of its Subsidiaries, all REO Affiliates, and any other Person now or hereafter primarily or secondarily liable on the Loans to the Borrower under this Agreement, and "OBLIGOR" shall mean any one of them.

         "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Bank.

         "PAST DUE RATE" shall mean on any day the lesser of (a) Prime Rate (as defined in the Interest Rate Annex) for such day plus five percent (5%) per annum and (b) the Maximum Legal Rate on such day.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

         "PERMITTED LIENS" shall mean:

                 a.       Liens and encumbrances in favor of the Bank;

                 b. Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and not yet past due or being contested in good faith by appropriate proceedings and, if requested by the Bank, bonded in a manner satisfactory to the Bank;

                 c. Liens not delinquent created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations; and

                 d.       Permitted Prior Liens.

         "PERMITTED PRIOR LIENS" shall mean Liens upon any REO Property, Mortgaged Property or Underlying Real Estate existing on the date the Acquired Loan secured by such property was originally acquired by the Borrower, only to the extent that such prior Liens are disclosed by the Borrower to the Bank in an Asset Portfolio Report submitted at the time of the acquisition of such Acquired Loan. In the event any Liens are discovered by the Borrower after the acquisition date of any Acquired Loan, such Acquired Loan shall be excluded from the Borrowing Base in accordance with the requirements of the definition of Eligible Acquired Loans. Upon the recalculation of Fair Market Value of such Acquired Loan and its reinclusion in the Borrowing Base, such Lien shall thereafter be a Permitted Prior Lien for purposes of this Agreement.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency or other entity.

         "PLEDGE OF ACCOUNTS" shall mean one or more security agreements, collateral assignments, pledge agreements or other similarly named documents in form and substance acceptable to the Bank, executed by the Borrower in favor of the Bank, evidencing a first priority security interest in and collateral assignment of all deposit or other accounts of the Borrower with the Bank including without limitation the Escrow Account and the Cash Collateral Accounts.

         "PROJECTED GROSS COLLECTIONS" shall mean the Gross Collections which the Borrower and any Servicer reasonably expect to receive from an Asset Portfolio which has been determined in a manner consistent with the Borrower's and any such Servicer's past practices taking into consideration the Borrower's and any such Servicer's historical performance in collecting assets similar to the Collateral.

         "PROTECTIVE ADVANCE" shall mean a payment of expenses by the Borrower or any Servicer which in the reasonable determination of the Borrower or any such Servicer shall be necessary to maintain the value of any asset securing payment of an Acquired Loan (such expenses shall include without limitation, ad valorem taxes, environmental assessments or inspections, environmental remediation expenses, insurance expenses, security, deferred maintenance, litigation expenses and expenses to enforce remedies).

         "REO AFFILIATE" shall mean (a) Plymouth REO, Inc., a Delaware corporation, and/or (b) any other entity that is controlled, directly or indirectly, by the Borrower and owns or acquires title to any real property securing an Acquired Loan.

         "REO NOTE" shall mean, as to each REO Property, a demand promissory note to be delivered by the REO Affiliate which owns the REO Property in question to the Borrower that shall (a) be in a principal amount no greater than the Fair Market Value of the REO Property at the time of foreclosure, (b) require principal and interest payments due thereunder to be paid not less frequently than the last day of each Interest Period (as defined in the Interest Rate Annex), (c) require principal and interest payments to be in an amount equal to all Net Operating Income received by such REO Affiliate with respect to the underlying REO Property each calendar month, (d) provide that an Event of Default shall constitute an event of default thereunder permitting the acceleration of all amounts owing thereunder and (e) in all other respects be in form and substance satisfactory to the Bank.

         "REO PROPERTY" shall mean any and all real property (together with any fixtures appurtenant thereto and any improvements thereon) or interest in real property now or hereafter owned by any REO Affiliate including (a) as of the effective date of any Loan, the real property specifically described on a Schedule attached to the related Borrowing Request and (b) in general, any real property that has been, or shall be, (i) foreclosed upon by a seller, the Borrower or any REO Affiliate or (ii) conveyed to any REO Affiliate by a deed in lieu of foreclosure, all of which shall be deemed to constitute proceeds of the Collateral.

         "REO PROPERTY MORTGAGE" shall mean a Mortgage, in form and substance acceptable to the Bank, pursuant to which a REO Affiliate shall grant to the Borrower a first-priority lien on and security interest in the REO Property, subject only to Permitted Prior Liens.

         "REO SECURITY DOCUMENTS" shall mean those certain mortgages or deeds of trust, assignments of leases and rents, security agreements, and appropriate UCC financing statements, all in form and substance satisfactory to the Bank, as required by the Bank, for each REO Property, to be executed by each REO Affiliate in favor of the Borrower and pursuant to the terms of which, as security for the applicable REO Note (and, at the Bank's option, the Note), there shall be (a) granted and conveyed to the Borrower Liens upon each REO Property (including, all personal property associated therewith) owned by such REO Affiliate from time to time as is described therein and (b) assigned to the Borrower all leases and rents with respect thereto; as the same may be amended, renewed, modified, extended or restated from time to time with the prior written consent of the Bank.

         "SECURITY DOCUMENTS" shall mean (a) the Collateral Assignments, (b) the Pledge of Accounts, (c) the Financing Statements, (d) the Lockbox Agreement and any and all other documentation reasonably required by the Bank to establish a Lockbox with the Bank any and all other security agreements, assignments, collateral assignments pledges, mortgages, deeds of trust and guaranties from time to time securing the Indebtedness or any thereof, (e) one or more other security agreements pursuant to which the Borrower grants to the Bank a first priority security interest in any of the Collateral and (f) any and all renewals, extensions, amendments, modifications, replacements, supplements, substitutions and rearrangements thereof, thereto or therefor.

         "SERVICER" shall mean any Person retained by the Borrower with the written approval of the Bank or any replacement therefor designated pursuant to the terms of any Servicing Agreement and approved in writing by the Bank. Initially, there shall be no separate Servicer for the Acquired Loans and the Borrower shall perform all functions normally performed, in accordance with Standard Industry Practices, by a servicer of the Acquired Loans.

         "SERVICING AGREEMENT" shall mean any Servicing Agreement, approved in writing by the Bank, entered into by the Borrower and any Servicer with respect to servicing the Collateral, together with all amendments and modifications thereto, all of the Borrower's rights thereunder having been collaterally assigned to the Bank under the Security Documents.

         "STANDARD INDUSTRY PRACTICES" shall mean such due diligence, collateral control and collection procedures that are customarily followed by Persons actively engaged in the business of acquiring distressed assets in a bulk transaction and managing and disposing of such assets, provided such due diligence and collateral control and collection procedures shall be at least as rigorous as the Borrower and the REO Affiliate apply in managing and disposing of their assets.

         "SUBSIDIARIES" shall mean any corporation (whether now existing or hereafter organized or acquired) of which more than fifty percent (50%) of the outstanding voting securities shall, as of any applicable date of determination, be owned directly, or indirectly through one or more intermediaries, by the Borrower.

         "SUBORDINATED DEBT" shall mean the revolving line of credit in the principal amount of $250,000 from Southwest Federated Holding Company, Inc. to the Borrower, and all renewals, extensions and modifications, but not increases, of such line of credit.

         "SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement dated on or about the date hereof by and among the Borrower, the Bank and Southwest Federated Holding Company, Inc., pursuant to which payment of the Subordinated Debt, and any Liens therefor, has been subordinated to the Loans and the Liens therefor.

         "TANGIBLE EFFECTIVE NET WORTH" shall mean, as of any applicable date of determination, Tangible Net Worth plus Subordinated Debt.

         "TANGIBLE NET WORTH" shall mean, as of any applicable date of determination, the excess of (a) the net book value of all assets of a Person (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill and similar intangible assets) after all appropriate deductions in accordance with the federal income tax basis of accounting (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over (b) all Debt of such Person.

         "TELEPHONE NOTICE AUTHORIZATION" shall mean a letter in the form and content of Exhibit "D" to this Agreement authorizing telephone notice of borrowing and establishing a codeword system of identification in connection therewith.

         "TERMINATION DATE" shall mean the earlier of (a) the date two (2) years from the date of this Agreement; (b) the date on which the Bank's commitment to make Loans is terminated by the Bank pursuant to Section 9.2; (c) the date on which the Bank's commitment to make Loans is terminated by the Borrower pursuant to Section 2.2.4.; provided, however, that if the original term of this Agreement is extended pursuant to Section 2.12. hereof beyond the date two (2) years from the date of this Agreement, then the Termination Date shall be such date as the parties then agree in writing.

         "TITLE COMPANY" shall mean a title company or title companies selected by the Borrower and not disapproved by the Bank, that issues all or any part of a Title Policy.

         "TITLE POLICY" shall mean a Mortgagee or Loan Policy of Title Insurance issued and underwritten by a Title Company for the benefit of (a) the Bank covering that portion of the Mortgaged Property therein described and insuring the lien of the Mortgage which covers such portion of the Mortgaged Property, or (b) the Borrower insuring a lien on Underlying Real Estate securing an Acquired Loan.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of Texas and as amended from time to time.

         "UNDERLYING REAL ESTATE" shall mean the real property, together with all improvements thereon, which secures any of the Acquired Loans, or any one of such parcels of real property.

          1.2. Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, except as otherwise specifically noted.

          1.3. Singular and Plural. Where the context herein requires, the singular number shall be deemed to include the plural, and vice versa.

SECTION 2.  LOANS, INTEREST AND FEES.

          2.1. Revolving Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, the Bank agrees to make loans to the Borrower on a revolving basis of such amount as the Borrower shall request pursuant to Section 2.2. of this Agreement at any time from the date of this Agreement until the Termination Date, up to an aggregate principal amount outstanding at any time not to exceed the Maximum Available Amount, with the Borrower having the right to borrow, repay and reborrow amounts hereunder, provided that each Disbursement Date under this Agreement must be a Business Day and provided that the principal amount of each Loan must be in the minimum amount of $5,000.

          2.2.   Borrowing Procedures.

                 2.2.1. Notice. The Borrower shall give the Bank notice of the Borrower's desire for a Loan by 2:00 p.m. (Austin, Texas time) on the day of the requested Loan, otherwise the following Business Day shall be the Disbursement Date. Such notice shall specify the proposed Disbursement Date and the principal amount of the proposed Loan. Prior to such telephone notice, the Borrower shall have executed and delivered to the Bank a Telephone Notice Authorization.

                  2.2.2. Bank Obligations. The Bank agrees to make the Loan on the Disbursement Date as set forth in a notice to the Bank from the Borrower conforming to the requirements of Section 2.2.1 by crediting the Borrower's general deposit account with the Bank in the amount of such Loan, provided, however, that the Bank shall not be so obligated if:

                          (1)     Any of the conditions precedent set forth in
Section 4. of this Agreement shall not have been satisfied or waived by the Bank in accordance with Section 10.3. of this Agreement; or

                          (2)     Such proposed Loan would cause the aggregate
unpaid principal amount of the Loans outstanding under this Agreement to exceed the lesser of the Commitment Amount or the Borrowing Base, on the Disbursement Date.

                 2.2.3. Increase of Commitment Amount. Initially, the Commitment Amount shall be equal to $1,800,000. Provided that it is in compliance with all provisions of this Agreement and no Default or Event of Default shall then exist, at any time prior to February 14, 1997 (but at no time thereafter) the Borrower may unilaterally exercise the right to require that the Commitment Amount be increased as follows:

                          (1)     the Borrower must have actually received
additional paid-in equity capital for which it has issued beneficial ownership interests, such equity capital to be over and above the equity capital reflected on the Borrower's books and records in the most current Financial Statements delivered to the Bank by the Borrower on or about the effective date of this Agreement.

                          (2)     the Borrower shall provide the Bank with a
written notice setting forth (i) the increase in the Borrower's paid-in equity capital, (ii) the amount to which the Borrower desires to have the Commitment Amount increased, which increase shall in no event be greater than the amount of the increase in the Borrower's paid-in equity capital, and (iii) a current Financial Statement reflecting the total amount of paid-in equity capital.

As long as by February 14, 1997, the written notification required above has been received by the Bank and all other conditions to the increase have been satisfied, as reasonably determined by the Bank, the Commitment Amount will be increased effective five (5) Business Days after the receipt by the Bank of the notice and supporting information required above.

In no event will the Commitment Amount be greater than $10,000,000 at any time.

                 2.2.4. Termination or Reduction in Commitment by Borrower. The Borrower, at any time and from time to time (except as may hereinafter be provided), upon at least five Business Days' prior written notice received by the Bank, may permanently terminate the Bank's commitment to make Loans under this Agreement or permanently reduce the Commitment Amount by an integral multiple of $100,000. On the effective date of such termination or reduction, the Borrower shall pay to the Bank, in the case of a termination, the aggregate unpaid principal amount of all Loans, or, in the case of a reduction, the amount, if any, by which the aggregate unpaid principal amount of all Loans exceeds the then reduced Commitment Amount, together in either case with all interest accrued and unpaid on the principal amounts so prepaid. The notice shall specify the Termination Date or the reduced Commitment Amount and the effective date of the reduction, as the case may be. The Borrower may not revoke any such notice of termination or reduction without the prior written consent of the Bank.

         2.3.    Note.

                 2.3.1. Revolving Note. The Loans shall be evidenced by the Note, executed by the Borrower, dated the date of this Agreement, payable to the Bank on the Termination Date (unless sooner accelerated pursuant to the terms of this Agreement), in the principal amount of $10,000,000. Notwithstanding that the full amount of the Note is $10,000,000, the Bank shall in no event be obligated to make any advance if after such advance the aggregate principal amount of all Loans then outstanding would exceed the Commitment Amount at such time. The date and amount of each Loan made by the Bank and of each repayment of principal thereon received by the Bank shall be recorded by the Bank in its records or, at the option of the Bank, on a schedule attached to the Note. The aggregate unpaid principal amount so recorded by the Bank shall constitute the best evidence of the principal amount owing and unpaid on the Note, provided, however, that the failure by the Bank to so record any such amount or any error in so recording any such amount (whether on the schedule attached to the Note or otherwise) shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Note to repay the principal amount of all the Loans together with all interest accrued or accruing thereon.

         2.4.    Interest; Payments.

                 2.4.1. Interest. Subject to the provisions of Section 2.5. below, the Note shall bear interest on the outstanding principal balance from time to time outstanding at the rate or rates provided for in the Interest Rate Annex.

                 2.4.2.   Payments.

                          (a)     Accrued and unpaid interest on the unpaid
principal balance of the Note shall be due and payable on the Interest Payment Dates (as defined in the Interest Rate Annex) and the principal of the Note shall be due and payable in full on the Termination Date; provided, that the Borrower shall also make the principal prepayments on the Note provided under
Section 6.16.2.

                          (b)     Except to the extent otherwise provided
herein, all payments of principal, interest and other amounts to be paid by the Borrower to the Bank hereunder, under the Note and the other Loan Documents shall be made in Dollars, in immediately available funds.

                          (c)     If the due date of any payment hereunder or
under the Note falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in the Interest Rate Annex) shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

         2.5. Maximum Rate. The following provisions shall control this Agreement and the Note:

                 (a) No agreements, conditions, provision or stipulations contained in this Agreement, the Note, any of the other Loan Documents or in any other agreement between the Borrower and the Bank, or the occurrence of an Event of Default, or the exercise by the Bank of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other agreement between the Borrower and the Bank, or the arising of any contingency whatsoever, shall entitle the Bank to collect, in any event, interest exceeding the maximum rate of nonusurious interest allowed from time to time by applicable state or federal laws as now or as may hereinafter be in effect (the "MAXIMUM LEGAL RATE") and in no event shall the Borrower be obligated to pay interest exceeding such Maximum Legal Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel any Obligor to pay a rate of interest exceeding the Maximum Legal Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate (the "EXCESS"), the Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of any obligations due, and, second, returned to the Borrower, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship. The parties hereto recognize that with fluctuations in the Prime Rate from time to time announced by the Bank and other fluctuations in the Contract Rate such an unintentional result could inadvertently occur. By the execution of this Agreement, the Borrower covenants that the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Bank based, in whole or in part, upon the charging or receiving of any interest in excess of the Maximum Legal Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Bank, all interest at any time contracted for, charged or received by the Bank in connection with the Borrower's obligations shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement. If at any time the rate of interest payable hereunder with respect to the Note shall be computed for the Note on the basis of the Maximum Legal Rate, any subsequent reduction in the Contract Rate shall not reduce such interest thereafter payable hereunder with respect to the Note below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Contract Rate for the Note.

         (b) Unless preempted by federal law, the rate of interest from time to time in effect hereunder shall not exceed the "INDICATED RATE CEILING" from time to time in effect under Chapter 1 of the Texas Credit Code (Vernon's Texas Civil Statutes), Section (a)(1), art. 5069-1.04, as amended.

         (c) The provisions of this Section shall be deemed to be incorporated into every document or communication relating to the Indebtedness which sets forth or prescribes any account, right or claims or alleged account, right or claim of the Bank with respect to the Borrower (or any other Obligor in respect of the Indebtedness), whether or not any provisions of this Section is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the obligations asserted by the Bank thereunder, be automatically recomputed by the Borrower or any other Obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

         (d) If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law, as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Bank by reason thereof shall be payable upon demand.

         (e) The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes), art. 5069-15, as amended, are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other agreements executed in connection herewith or therewith or to the transactions contemplated hereby or thereby.

         2.6.    Fees.

                 2.6.1. Preparation Fees. Upon demand of the Bank from time to time, the Borrower shall pay to the Bank the amount of the expenses (including reasonable attorney's fees and disbursements) incurred by the Bank from time to time in connection with the preparation of this Agreement and the other Loan Documents and/or the making (or preparation for the making) of advances hereunder.

                 2.6.2.   Commitment Fee.  The Borrower agrees (subject to
Section 2.5 hereof) to pay to the Bank in arrears a commitment fee for the period from and including the date of this Agreement to the Termination Date equal to three-fourths of one percent (0.750%) per annum on the average daily difference between the Commitment Amount (as it may be increased or decreased from time to time) and the aggregate unpaid principal balance of the Loans. Such commitment fee shall be payable quarterly on the first Business Day of January, April, July and October during the term hereof, and on the Termination Date, for the period ending such dates.

         2.7. Basis of Computation. The amount of all accrued interest and fees hereunder and under the Note shall be computed for the actual number of days elapsed in a year consisting of 360 days, unless the Maximum Legal Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Maximum Legal Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

         2.8. Mandatory Prepayments. The Borrower shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of all Loans from time to time exceeds the lesser of the Commitment Amount or the Borrowing Base, together with all interest accrued and unpaid on the amount of such excess. Such prepayment shall be immediately due and owing without notice or demand upon the occurrence of any such excess, and, at the option of the Bank, any mandatory prepayment made under this Section 2.8 will reduce the Commitment Amount. It is specifically noted that the prepayment of any outstanding amounts or tranches subject to fixed rate financing by the Bank, including but not limited to Eurodollar Borrowings (as defined in the Interest Rate Annex), may result in the incurring by the Borrower of prepayment penalties and/or other costs. The fact that a mandatory prepayment is effected with respect to any fixed rate or Eurodollar Borrowings shall not operate to relieve the Borrower of its obligations to pay such penalties and/or costs (if any).

          2.9. Basis of Payments; Application. All sums payable by the Borrower to the Bank under this Agreement or the other Loan Documents shall be paid directly to the Bank at its principal office in Dollars in immediately available funds, without setoff, deduction or counterclaim. In its sole discretion, the Bank may charge any and all deposit or other accounts (including without limitation, an account evidenced by a certificate of deposit) of the Borrower with the Bank for all or part of the Indebtedness then due; provided, however, that this authorization shall not affect the Borrower's obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts dues. All payments and prepayments shall be applied first to interest, the balance to principal. Except as provided in the Interest Rate Annex or the Note, the Note may be prepaid in whole or in part without the payment of any premium or fee.

          2.10. Receipt of Payments. Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by the Bank at the address designated for such payment, whether or not the Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. The Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by the Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default, and at any time thereafter and until the entire amount then due has been paid, the Bank shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of an Event of Default. The Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by the Bank from or on behalf of the Borrower. The Borrower expressly agrees that to the extent that the Bank receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by the Bank, to the extent that the Bank did not directly receive a corresponding cash payment, shall be added to and be additional Indebtedness payable upon demand by the Bank.

          2.11. Recordation by the Bank of Amounts Due. The date and amount of each Loan made by the Bank and of each repayment of principal and interest thereon received by the Bank shall be recorded by the Bank in its records. The aggregate unpaid amount so recorded by the Bank shall constitute the best evidence of the amount owing and unpaid on the Indebtedness; provided, however, that the failure by bank so to record any such amount or any error in so recording any such amount shall neither increase nor limit the Borrower's obligations under this Agreement or the Note to repay the principal amount of all the Loans together with all interest accrued or accruing thereon.

          2.12 Term of Agreement. Subject to the Bank's and the Borrower's rights to terminate this Agreement earlier as set forth herein, the Bank's commitment to make Loans shall be for an original period extending from the initial Disbursement Date through the date two (2) years from the date of this Agreement. If, after the Bank's receipt and review of all financial statements required to be delivered to the Bank under this Agreement at such time, the Bank desires to extend its commitment to make Loans hereunder for an additional period of time, the Bank will notify the Borrower of the terms upon which the Bank would be willing to do so. Notwithstanding any such notice or any negotiations between the parties with respect to the terms of any proposed extension, the Bank shall not be deemed to have committed to any extension or renewal term until actual approval thereof by the Bank's loan committee. Failing such loan committee approval, this Agreement and the Bank's commitment to make Loans hereunder shall terminate as aforesaid not later than the date two (2) years from the date of this Agreement. Subsequent renewal periods, if any, shall be negotiated from time to time in a like manner.

SECTION 3.  SECURITY.

         To secure full and timely performance of the Borrower's covenants set out in this Agreement and to secure the repayment of the Note and all other Indebtedness whatsoever of the Borrower to the Bank, the Borrower agrees to grant and assign a lien upon and security interest in the Collateral pursuant to the Security Documents and other instruments and agreements satisfactory to the Bank, and agrees to cause each Guarantor, whether now or hereafter in existence, to execute and deliver a Guaranty to the Bank.

SECTION 4.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK.

         4.1. Conditions to First Disbursement. The obligations of the Bank under this Agreement are subject to the occurrence, prior to or on the Disbursement Date first occurring, of each of the following conditions, any or all of which may be waived in whole or in part by the Bank in writing:

                 4.1.1. Documents Executed and Filed. The Borrower shall have executed (or caused to be executed) and delivered to the Bank, and, as appropriate, there shall have been filed with such filing offices as the Bank shall deem appropriate, the following, all in form satisfactory to the Bank:

                          (a)     The Note;

                          (b)     The Financing Statements;

                          (c)     An initial Borrowing Base Certificate;

                          (d)     The Guaranty;

                          (e)     The other Security Documents;

                          (f)     The Subordination Agreement;

                          (g)     The Telephone Notice Authorization; and

                          (h) Such other documents and instruments as the Bank shall reasonably require.

                 4.1.2. Borrowing Authorizations. The Borrower shall have furnished to the Bank a copy of resolutions of the Borrowing Authorization for the Board of Directors of any Obligor which is a corporation authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, the Note and the other Loan Documents, which shall have been certified by the Secretary or Assistant Secretary of each Obligor as of the Disbursement Date first occurring.

                 4.1.3. Certified Organizational Documents. The Borrower shall have furnished to the Bank a copy of the Organizational Documents of each of the Obligors and the Investment Adviser.

                 4.1.4. Certificates of Existence, Good Standing and Qualification. The Borrower shall have furnished to the Bank a certificate of existence and, if available, good standing with respect to each Obligor and the Investment Adviser for the respective state of incorporation or formation, which shall have been certified by the state agencies issuing the same as of a date reasonably near the Disbursement Date first occurring.

                 4.1.5. Audits. The Bank shall have received a report of an independent collateral field examiner (which may be, or be affiliated with, the Bank) with respect to the Acquired Loans of the Borrower in existence on the Disbursement Date first occurring, prepared at the sole cost and expense of the Borrower, with all matters disclosed therein being satisfactory to the Bank in its discretion.

                 4.1.6. UCC Lien Searches. The Bank shall have received UCC record and copy searches evidencing the appropriate filing and recording of the Financing Statements and disclosing no notice of any liens or encumbrances filed against any of the Collateral in any relevant jurisdiction other than as relate to Permitted Liens.

                 4.1.7. Hazard Insurance. The Borrower shall have furnished to the Bank, in form, content and amounts and with companies satisfactory to the Bank in accordance with Section 6.5. hereof, evidence of hazard insurance policies naming the Bank as "loss/payee" and "Mortgagee" under a standard mortgage clause, and relating to the assets and properties (including, but not limited to, the Collateral) of the Borrower.

                 4.1.8. Approval of Bank Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., legal counsel for the Bank or other counsel retained by the Bank from time to time, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

                 4.1.9. Financial Statements. The Borrower shall have furnished to the Bank current Financial Statements on the Borrower and the Investment Adviser, a current Borrowing Base Certificate and Asset Portfolio Report and all other reports and certificates required under Section 6.1.

                 4.1.10. Collateral. With respect to each Acquired Loan in existence on the Disbursement Date first occurring, the Bank shall have received (i) the originally executed REO Notes and promissory notes evidencing each of the Account Debtor's obligations to repay the Acquired Loans, endorsed in blank by Allonge, or on the face of the notes themselves, as such notes may have been amended, supplemented or otherwise modified as of the date of delivery, (ii) originals of the fully executed Collateral Assignments of the Acquired Loan Documents, and (iii) full and complete copies, certified by the Borrower as being true and correct copies thereof, of the fully executed Acquired Loan Documents (other than the promissory notes originals of which are required as provided above) related to such Acquired Loans, with the originals of the Acquired Loan Documents to be delivered within thirty (30) days of the first Disbursement Date.

                 4.1.11. Diligence Reports. If requested by the Bank, with respect to each Acquired Loan included in existence on the Disbursement Date first occurring, the Bank shall have received copies of the Due Diligence Reports and any additional information, report or documentation that may be reasonably requested by the Bank or its counsel.

                 4.1.12. Purchase Documentation. With respect to each Acquired Loan in existence on the Disbursement Date first occurring, the Bank shall have received certified copies of all documentation related to the Borrower's acquisition of the Asset Portfolio thereto (including the applicable sale agreement, any assignments to the Borrower related thereto and the related closing statement) and the REO Affiliate's acquisition of title to REO Property together with evidence that all such documents (including the applicable sale agreement) have been duly authorized, executed and delivered by the parties thereto.

                 4.1.13. Opinion of Counsel. The Bank shall have received the favorable, written opinions of (i) Kenneth L. Benight, Jr. and Sutherland, Asbill & Brennan, counsel to the Borrower, each REO Affiliate and the Investments Adviser regarding the Borrower, each REO Affiliate, the Investment Adviser, the Loan Documents, and the transactions contemplated by the Loan Documents; (ii) counsel satisfactory to the Bank qualified in such jurisdictions as the Bank deems appropriate to the effect that the Bank's security interest in the Acquired Loans is perfected by possession of the notes held by the Bank and that the recording of an assignment of mortgage is not necessary to perfect such security interest; and (iii) such other opinions as the Bank may reasonable request.

                 4.1.14. Other Information and Documentation. The Bank shall have received such other information, certificates, executed documents, and reference and background checks, including without limitation reference and background checks on Robert Swendson and Lon Critchfield and reference check on Duncan-Smith Co., as it shall have requested and all such information, etc., must be prepared by a Person acceptable to the Bank at the borrower's sole cost and expense, and must be acceptable to the Bank in its sole and absolute discretion.

                 4.1.15. Payment of Existing Debt. The Borrower shall have furnished to the Bank, in form and content satisfactory to the Bank, evidence that Bank One-Texas, N.A. and all other Persons have terminated all security interests in or collateral assignments of all of the Collateral.

         4.2. Conditions to All Disbursements and Issuances. The obligation of the Bank to make any Loan on any Disbursement Date, including, but not limited to, the Disbursement Date first occurring, are subject to the occurrence, prior to or on the Disbursement Date related to such Loan, of each of the following conditions, any or all of which may be waived in whole or in part by the Bank in writing:

                 4.2.1. Certificate. If such Loan is to made after the date hereof and is not being made pursuant to an automated advance and repayment mechanism provided to the Borrower by the Bank, the Bank shall have received a certificate substantially in the form of Exhibit C attached hereto and incorporated herein by reference for all purposes, executed by the chief executive or chief financial officer of the Borrower, certified as of such Disbursement Date, and confirming that, as of such Disbursement Date:

                          (a)     No Default or Event of Default has occurred
and is continuing; and

                          (b)     The warranties and representations set forth
in Section 5. of this Agreement are true and correct in all material respects on and as of such Disbursement Date.

                 4.2.2. Bank Satisfaction. The Bank shall not know or have any reasonable reason to believe that, as of such Disbursement Date:

                          (a)     Any Default or Event of Default has occurred
and is continuing;

                          (b)     Any warranty or representation set forth in
Section 5. of this Agreement shall not be true and correct in all material respects; or

                          (c)     Any provision of law, any order of any court
or other agency of government or any regulation, rule or interpretation thereof has had a material adverse effect on the validity or enforceability of any Loan Document.

                 4.2.3. Requirements for New Acquired Loans. Prior to making any advance hereunder after the first Disbursement Date, if such advance is for the purpose of acquiring any Acquired Loans after the first Disbursement Date and the following conditions have not previously been satisfied with respect to such new Acquired Loans or if such advance will be secured by Acquired Loans acquired after the first Disbursement Date and the following conditions have not previously been satisfied with respect to such new Acquired Loans, the following conditions shall have been, in the Bank's opinion, satisfied in full, any and all of which may be waived in whole or in part by the Bank in writing:

                          (a) The Borrower shall have executed (or caused to be
executed) and delivered to the Bank, and, as appropriate, there shall have been filed with such filing offices as the Bank shall deem appropriate, a "Supplement" (as defined in the Collateral Assignment) covering such new Acquired Loans;

                          (b)  With respect to each new Acquired Loan, the Bank
shall have received either (i) the originally executed REO Notes and promissory notes evidencing each of the Account Debtor's obligations to repay the Acquired Loans, endorsed in blank by Allonge, or on the face of the notes themselves, as such notes may have been amended, supplemented or otherwise modified as of the date of delivery, or (ii) confirmation from the Borrower and the seller of such Acquired Loans, by written facsimile transmission, that the Borrower has paid in full all amounts required to be paid for the purchase of the Acquired Loans other than the amounts to be paid with the Loan proceeds requested by the Borrower in connection with such acquisition and either (A) written confirmation from the Borrower, by facsimile transmission, that the Borrower is in possession of all such notes, properly endorsed as required above, and that the Borrower will deliver such notes to the Bank within two (2) Business Days of the date of the disbursement of Loan proceeds by the Bank in connection therewith or (B) a fully executed Possession Letter, in the form of Exhibit E attached hereto, pursuant to which the seller of such notes has agreed to deliver such notes, properly endorsed as required above, to the Bank within ten
(10) Business Days of the date of the disbursement of Loan proceeds by the Bank in connection therewith. In the event that the procedure outlined in clause
(ii) of this subsection is applicable and such notes are not delivered to the Bank within the 2-day or 10-day period, as the case may be, such Acquired Loans shall immediately cease to be Eligible Acquired Loans and the Borrower shall pay to the Bank upon demand any mandatory prepayment required under Section 2.8 of this Agreement on account of the exclusion of such Acquired Loans from the Borrowing Base.

                          (c) With respect to each new Acquired Loan, the Bank
shall have received confirmation from the Borrower that copies, certified by the Borrower as being true and correct, of all other fully executed Acquired Loan Documents, other than the original promissory notes to be delivered to the Bank in accordance with the preceding subsection, related to such new Acquired Loans will be delivered to the Bank within two (2) Business Days of the Borrower's acquisition thereof (it being understood and agreed that the Borrower shall deliver the originals of the other fully executed Acquired Loan Documents to the Bank within thirty (30) days of the purchase by the Borrower of such Acquired Loans). If such Acquired Loan Documents are not delivered to the Bank within the applicable time period described above, such Acquired Loans shall immediately cease to be Eligible Acquired Loans and the Borrower shall pay to the Bank upon demand any mandatory prepayment required under Section 2.8 of this Agreement on account of the exclusion of such Acquired Loans from the Borrowing Base.

                          (d) If requested by the Bank, with respect to each
new Acquired Loan, the Bank shall have received copies of the Due Diligence Reports and any additional information, report or documentation that may be reasonably requested by the Bank or its counsel.

                          (e) With respect to each new Acquired Loan, the Bank
shall have received confirmation from the Borrower that certified copies of all documentation related to the Borrower's acquisition of such Acquired Loans (including the applicable sale agreement, any assignments to the Borrower related thereto and the related closing statement) and the REO Affiliate's acquisition of title to any REO Property together with evidence that all such documents (including the applicable sale agreement) have been duly authorized, executed and delivered by the parties thereto, will be delivered to the Bank
within two (2) Business Days of the Borrower's acquisition thereof.    If such
items are not delivered to the Bank within such 2-day period, such Acquired Loans shall immediately cease to be Eligible Acquired Loans and the Borrower shall pay to the Bank upon demand any mandatory prepayment required under
Section 2.8 of this Agreement on account of the exclusion of such Acquired Loans from the Borrowing Base.

                          (f) With respect to each new Acquired Loan secured by
Underlying Real Estate located in jurisdictions in which the Bank has not previously received such an opinion under this Agreement, the Bank shall have received (i) the favorable, written opinions of counsel satisfactory to the Bank qualified in such jurisdictions as the Bank deems appropriate to the effect that the Bank's security interest in such Acquired Loans is perfected by possession of the notes held by the Bank and that the recording of an assignment of mortgage is not necessary to perfect such security interest; and
(ii) such other opinions as the Bank may reasonable request.

                          (g) With respect to each new Acquired Loans, the Bank
shall have received such other information, certificates, and executed documents as it shall have reasonably requested in a timely manner and all such information, etc., must be prepared by a Person acceptable to the Bank at the Borrower's sole cost and expense, and must be acceptable to the Bank in its sole and absolute discretion.

                          (h) With respect to each new Acquired Loans, the Bank
shall have received confirmation from the Borrower that within two (2) Business Days of the acquisition date thereof the Borrower shall furnish to the Bank, in form and content satisfactory to the Bank, evidence that all Persons, other than the Bank, have terminated or released, as the case may be, all Liens affecting such Acquired Loans. If such evidence is not furnished to the Bank within such 2-day period, such Acquired Loans shall immediately cease to be Eligible Acquired Loans and the Borrower shall pay to the Bank upon demand any mandatory prepayment required under Section 2.8 of this Agreement on account of the exclusion of such Acquired Loans from the Borrowing Base.

                 4.2.4. Approval of Bank Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for the Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

SECTION 5.  WARRANTIES AND REPRESENTATIONS.

         The Borrower represents and warrants to the Bank that:

         5.1. Existence and Power. The Borrower is a Delaware business trust duly organized, validly existing and in good standing under the laws of the State of Delaware; each of the Subsidiaries, the REO Affiliate, the Investment Adviser and any Servicer is a corporation duly organized, validly existing and in good standing under the law of the state of its incorporation, and, to the extent required by applicable law, qualified to do business in the State of Texas. Each of the Obligors, the Investment Adviser, and any Servicer has the power and authority to own their respective properties and assets and to carry out their respective business as now being conducted and are qualified to do business and in good standing in every jurisdiction where such qualification is necessary. The Borrower has the co-requisite power and authority to execute and perform this Agreement, to borrow money in accordance with its terms, to execute and deliver the Note and other Loan Documents, to grant to the Bank liens and security interest in the Collateral as hereby contemplated and to do any and all other things required of it hereunder, and each of the other Obligors, the Investment Adviser, and any Servicer has the requisite power and authority to enter into the transactions which each has entered into, and perform the respective obligations.

         5.2. Authorization and Approvals. The execution, delivery and performance of this Agreement, the borrowings hereunder, the execution and delivery of the Note and other Loan Documents to which any of the Obligors is a party and the execution and delivery of any other documents related hereto to which any of the Obligors, the Investment Adviser or any Servicer is a party have been duly authorized by all requisite organizational action, do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Bank or will be completed or obtained concurrently with the execution and delivery of this Agreement, will not violate any provision of law, any order of any court or other agency of government, the Organizational Documents of any such Person, any provision of any indenture, agreement or other instrument to which any of such Person is a party, or by which it or any of its properties or assets are bound, will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, agreement or other instrument, and will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Obligors other than in favor of the Bank and as contemplated hereby.

         5.3. Valid and Binding Agreement. This Agreement is, and the Note, the Security Documents, all other Loan Documents to which any of the Obligors is a party and all other documents related hereto to which any of the Obligors, the Investment Adviser or any Servicer is a party, will be, when delivered, valid and binding obligations of such Person, enforceable in accordance with their respective terms except for laws and equitable principles affecting the enforcement of creditors' rights generally.

          5.4.   Actions, Suits or Proceedings.  Except as disclosed on
Schedule 5.4, there are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending, or, to the best knowledge of the Borrower, threatened against or affecting any Obligor, the Investment Adviser, any Servicer or any properties or rights of any such Person which, if adversely determined, could materially impair the right of any such Person to carry on business substantially as now conducted or could have a material adverse effect upon the financial condition of any such Person.

          5.5. Subsidiaries and REO Affiliates. The Borrower has no Subsidiaries. The only REO Affiliate is Plymouth REO, Inc., a Delaware corporation.

          5.6. No Liens, Pledges, Mortgages or Security Interests. Except for Permitted Liens, none of the assets and properties of the Obligors, the Investment Adviser or any Servicer, including, without limitation, the Collateral, is subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character.

          5.7. Accounting Principles. The Financial Statements have been prepared in accordance with GAAP and fully and fairly present the financial condition of each Obligor as of the dates, and the results of their operations for the periods, for which the same are furnished to the Bank. To the best of the Borrower's knowledge and belief, no Obligor, Investment Adviser or Servicer has any material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements. Notwithstanding the foregoing, it is understood that the monthly financial statements of the Borrower required under Section 6.1.3. will be prepared on a tax basis as opposed to GAAP.

          5.8. Financial Condition. Each of the Obligors, the Investment Adviser and any Servicer is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and none will be rendered insolvent, undercapitalized or unable to pay maturing debts by the execution or performance of this Agreement or the other documents contemplated hereby. There has been no material adverse change in the business, properties (on a company-wide basis) or condition (financial or otherwise) of any Obligor, the Investment Adviser or any Servicer since the date of the latest of the Financial Statements.

          5.9. No Adverse Changes. There has been no material adverse change in the business, properties (on a company-wide basis) or condition (financial or otherwise) of any of the Obligors since the date of the latest of the Financial Statements.

          5.10. Conditions Precedent. As of each Disbursement Date, all conditions precedent referred to in Section 4. hereof required to be satisfied shall have been satisfied (or waived in writing by the Bank).

          5.11. Taxes. Each of the Obligors, the Investment Adviser and any Servicer has filed by the due date therefor all federal, state and local tax returns and other reports they are required by law to file and which are material to the conduct of their respective businesses, have paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and have made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. The Borrower has no knowledge of any deficiency or assessment in a material amount in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements of any such Person.

          5.12. Compliance with Laws. Except as disclosed on Schedule 5.12 and otherwise permitted under this Agreement, each of the Obligors, the Investment Adviser, and any Servicer has complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of any such Person. The Borrower has timely made all filings and made all disclosures required to be made pursuant to federal securities laws and the securities laws of each state to whose laws the Borrower is subject.

          5.13.  Indebtedness.  Except as permitted by Sections 7.4., 7.5. and
7.6. of this Agreement, and as otherwise disclosed on Schedule 5.13, none of the Obligors, the Investment Adviser or any Servicer has any indebtedness for money borrowed and no direct or indirect obligations under any leases (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety except for the endorsement of negotiable instruments in the ordinary course of business for deposit or collection.

          5.14. Material Agreements. Except as disclosed on Schedule 5.14, none of the Obligors, the Investment Adviser or any Servicer has any material leases, contracts or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution contracts, patent or trademark licenses, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements); to the best knowledge of the Borrower, all parties to such agreements (including, without limitation, the Obligors, the Investment Adviser or any Servicer) have complied with the provisions of such leases, contracts or commitments; and to the best knowledge of the Borrower, no party to such agreements (including, without limitation, the Obligors, the Investment Adviser or the Servicer) is in default thereunder, nor has there occurred any event which with notice or the passage of time, or both, would constitute such a default.

          5.15. Margin Stock. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Loan will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation G, T, U or X of the said Board of Governors. The Borrower does not own any margin stock.

          5.16. Pension Funding. No Obligor has incurred any material accumulated funding deficiency within the meaning of ERISA and has not incurred any material liability to the PBGC in connection with any employee benefit plan established or maintained by such Obligor and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

          5.17. Misrepresentation. Except as disclosed in the letter from Sutherland, Asbill & Brennan to the Securities and Exchange Commission, attached as Scheduled 5.17, no warranty or representation by any Obligor, the Investment Adviser or any Servicer contained herein or in any certificate or other document furnished by such Person pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made. There is no fact which the Borrower has not disclosed to the Bank in writing which materially and adversely affects nor, so far as the Borrower can now foresee, is likely to prove to affect materially and adversely the business, operations, properties, prospects, profits or condition (financial or otherwise) of any of the Obligors, the Investment Adviser or any Servicer or ability of such Person to perform their respective obligations under the Loan Documents or the other documents related thereto.

          5.18. Borrowing Base Components. As to each Acquired Loan represented by the Borrower to be an "ELIGIBLE ACQUIRED LOAN" on a Borrowing Base Certificate, as of the date of each such Borrowing Base Certificate, each such Acquired Loan constitutes an Eligible Acquired Loan.

          5.19. Assumed Names; Other Names. The Borrower has not changed its name during the last five (5) years.

          5.20. No Conflicting Agreements. None of the Obligors, the Investment Adviser or any Servicer is in default under any shareholder agreement, preferred stock agreement or any other agreement to which it is a party or by which it or any of its property is bound, the effect of which might have a material adverse effect on the business or operations of such Person.
No provision of the Organizational Documents or preferred stock, if any, of any such Person, and no provision of any existing mortgage, indenture, note, contract, agreement, statute (including, without limitation any applicable usury or similar law), rule, regulation, judgment, decree or order binding on any such Person or affecting its property conflicts with, or requires any consent under, or would in any way prevent the execution, delivery or carrying out of the terms of, this Agreement and the documents contemplated hereby, and the taking of any such action will not constitute a default under, or result in the creation or imposition of, or obligation to create any lien upon the property of any such Person pursuant to the terms of any such mortgage, indenture, note, contract or agreement.

          5.21. Representations and Warranties with Respect to Investment Adviser. Notwithstanding anything to the contrary contained herein, the representations and warranties contained in this Agreement and the other Loan Documents with respect to the Investment Adviser shall be deemed made only on the date of this Agreement. No reaffirmation of any of the representations and warranties required under this Agreement or the other Loan Documents shall be a reaffirmation of the representations and warranties with respect to the Investment Adviser unless such reaffirmations specifically recite otherwise by reference to the Investment Adviser. Nothing contained herein shall limit the reaffirmation of such representations and warranties with respect to any other Person.

SECTION 6.       AFFIRMATIVE COVENANTS.

         From the date hereof until the principal of and interest on the Note and other Indebtedness is paid in full, and the ability, if any, of the Borrower to obtain Loans hereunder has irrevocably terminated, the Borrower covenants and agrees that it will (or will cause each other Obligor to):

          6.1.   Financial and Other Information.


                 6.1.1.   Annual Financial Reports.

                          (a)     Furnish to the Bank in form satisfactory to
the Bank not later than ninety (90) days after the close of each fiscal year of the Borrower beginning with its fiscal year ending June 30, 1997, on a consolidated and consolidating basis, a balance sheet of the Borrower at the close of each such fiscal year, statements of income and statements of cash flows of the Borrower for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank and shall contain unqualified opinions that the financial statements present fairly the Borrower's financial position and results of operations in all material respects.

                          (b)     Furnish to the Bank in form satisfactory to
the Bank not later than ninety (90) days after the close of the Investment Adviser's fiscal year beginning with its 1996 fiscal year, a balance sheet of the Investment Adviser as at the close of each such fiscal year, and statements of income and statements of cash flows for the Investment Adviser for each such fiscal year, all on a consolidated basis. These statements shall be prepared on substantially the same accounting basis as the statements required in
Section 6.1.1.(a) of this Agreement and shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Investment Adviser.

                  6.1.2. Quarterly GAAP Financial Statements. Furnish to the Bank not later than thirty (30) days after the end of each quarter of each fiscal year of the Borrower, beginning with December 31, 1996, financial statements containing the balance sheet of the Borrower up to the end of such period, all on a consolidated basis, and containing a schedule itemizing the Fair Market Value of each Acquired Loan as of the end of such quarter. These statements shall be prepared on substantially the same basis as the statements required in Section 6.1.1.(a) of this Agreement and shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Borrower.

                  6.1.3. Monthly Tax Basis Financial Statements. Furnish to the Bank not later than twenty (20) days after the close of each month of each fiscal year of the Borrower, beginning with the month in which the Borrower commences operations, financial statements containing the balance sheet of the Borrower as of the end of each such period, statements of income and statements of cash flows of the Borrower up to the end of such period, all on a consolidated basis. These statements shall be prepared in accordance with the federal income tax basis of accounting and shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Borrower.

                  6.1.4. No Default Certificate. Together with each delivery of the financial statements required by Sections 6.1.1.,6.1.2. and 6.1.3. of this Agreement, furnish to the Bank a compliance certificate substantially in the form of Exhibit C attached hereto and incorporated herein by reference for all purposes, duly executed by its chief executive or financial officer stating, among other things, that no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Borrower propose to take with respect thereto accompanied by such supporting calculations contained in such certificate as the Bank may request.

                  6.1.5. Borrowing Base Certificate and Asset Portfolio Reports. Furnish to the Bank on the first Business Day of each week during the term hereof, a Borrowing Base Certificate as of the last Business Day of the preceding week, confirming that the aggregate unpaid principal balance of all the Loans does not exceed the Maximum Available Amount as then in effect (or if such is not the case, accompanied by a prepayment of the Note in accordance with Section 2.8. of this Agreement), and contemporaneously with such Borrowing Base Certificate, an Asset Portfolio Report as of the last Business Day of the preceding week. Within ten (10) days of each month end, furnish to the Bank a monthly Borrowing Base Certificate as of the end of such month and Asset Portfolio Report for such preceding month, but otherwise in the form required by the previous sentence. If requested by the Bank, each Borrowing Base Certificate shall be accompanied by a listing of all Acquired Loans which do not constitute Eligible Acquired Loans and the reasons for the exclusion from classification as an Eligible Acquired Loan.

                  6.1.6. Adverse Events. Promptly inform the Bank of the occurrence of any Event of Default or Default, or of any occurrence which has or could reasonably be expected to have a materially adverse effect upon any Obligor's, the Investment Adviser's or the Servicer's business, properties, financial condition or ability to comply with any obligations hereunder or related hereto.

                  6.1.7. Shareholder Reports. Promptly furnish to the Bank upon becoming available a copy of all financial statements, reports, notices, proxy statements and other communications sent by any Obligor, the Investment Adviser or any Servicer to their respective stockholders, and all regular and periodic reports filed by any such Person with any securities exchange, the Securities and Exchange Commission, or other governmental authority.

                  6.1.8. Management Letters. Furnish to the Bank, promptly upon receipt thereof, copies of all management letters and other reports of substance submitted to any Obligor, the Investment Adviser or any Servicer by independent certified public accountants in connection with any annual or interim audit of the books of such Person.

                  6.1.9. Tax Returns. Within ten (10) days of the filing of each tax return of each Obligor with the United States Internal Revenue Service, furnish to the Bank each Obligor's federal tax return.

                  6.1.10. Governmental Reports. Within ten (10) days of the filing thereof by any Obligor with any governmental authority, including without limitation the Securities and Exchange Commission, furnish to the Bank copies of each filing. The Borrower shall promptly deliver to the Bank copies of any correspondence, filings or other documentation furnished to or received from any governmental authority relating to the Borrower's status as a Business Development Company.

                  6.1.11. Other Information as Requested. Promptly furnish (or cause to be furnished) to the Bank such other information regarding the operations, business affairs and financial condition of the Obligors, the Investment Adviser, any Servicer or any Collateral for the Loans as the Bank may reasonably request from time to time and permit the Bank, its employees, attorneys and agents, to inspect all of the books, records and properties of the Obligors at any reasonable time.

          6.2. Collateral Audits. Permit the Bank to conduct audits of the Collateral as often as the Bank, in its credit judgment, deems such audits to be necessary. Upon the Bank's request, except as provided below, the Borrower shall reimburse the Bank for the reasonable costs and expenses expended by the Bank in connection with such audits. Without limiting the Bank's right to conduct more frequent audits, the Bank acknowledges that it currently intends to conduct four such audits in each twelve (12) month period. Notwithstanding the foregoing or anything to the contrary contained herein, as long as no Default or Event of Default shall then exist, the Borrower shall not be obligated to reimburse the Bank for the cost of more than six (6) such audits in any 12-month period.

          6.3. Appraisals and Reports to be Provided. The Bank (by its officers, employees, directors or agents) at any time and from time to time, and at the Borrower's sole cost and expense (to the extent not prohibited by applicable law), may contract for the services of an appraiser approved by the Bank in its sole discretion to perform a written appraisal of any of the Mortgaged Property, REO Property or Underlying Real Estate (herein called the "Property" for purposes of this paragraph). Any such appraisal may be performed at any time or times upon reasonable notice to the Borrower, as long as it does not unreasonably interfere with the Borrower's, the applicable REO Affiliate's or other party in possession of the Property's use of the Property. Specifically, any such appraiser is authorized to enter upon, and the Borrower shall use its best efforts to cause such appraiser to have access to, the Property as may be necessary in the opinion of such appraiser to perform its professional services. The Borrower will also furnish or cause to be furnished to such appraiser such historical and operational information regarding the Property as may be reasonably requested by such appraiser and as may be in the possession or control of the Borrower to facilitate preparation of an appraisal and will make available for meetings with such appraiser appropriate personnel having knowledge of such matters. The Borrower will permit, or use its best efforts to cause to be permitted, the Bank and its agents, independent contractors, representatives, employees and officers at all reasonable times to go upon, examine, inspect and remain on the Property for any lawful purpose and will furnish to the Bank on request all pertinent information in regard to the development, operation, use and status of the Property which is in the Borrower's possession or control. In addition to the foregoing, promptly upon the Bank's request, the Borrower agrees, at the Borrower's sole cost and expense (to the extent not prohibited by applicable law):

                 (a) to cause an inspection and written appraisal of any of the Property (or such parts of it as are designated in the Bank's request) to be made by a qualified appraiser approved by the Bank; and

                 (b) to cause to be conducted or prepared any other written report, Environmental Site Assessment, summary, opinion, inspection, review, survey, audit or other professional service relating to any of the Property or any operations in connection with it (all as designated in the Bank's request), including any accounting, architectural, consulting, engineering, design, legal, management, pest control, surveying, toxic or hazardous materials survey, inspection, removal or cleanup work, title abstracting or other technical, managerial or professional service relating to the Property or its operations.

Without limiting the Bank's rights to require more frequent appraisals and/or Environmental Site Assessments, the Bank acknowledges that it currently intends to require such items if in its reasonable determination such items are necessary to confirm the Borrower's valuation of such Property or the existence or nonexistence of Hazardous Substances on or about such Property.

          6.4. Business Development Company. The Borrower will, at its sole costs and expense and so long as this Agreement remains in effect, take all steps necessary to retain its status as a "registered investment company" as defined in Section 851(a) of the Internal Revenue Code and its implementing regulations and revenue rulings, and as a "business development company" under the Investment Company Act of 1940, as amended, and its implementing regulations, including, but not limited to maintaining its status as a Delaware business trust under the laws of the State of Delaware.

         6.5. Insurance. Keep its (and cause the Subsidiaries and the REO Affiliates to keep their respective) insurable properties (including, but not limited to, the Collateral) adequately insured and maintain insurance against fire and other risks customarily insured against by companies engaged in the same or a similar business to that of the Borrower, the Subsidiaries or the REO Affiliates, whichever is applicable, necessary worker's compensation insurance, public liability and product liability insurance, and such other insurance as may be required by law or as may be reasonably required in writing by the Bank, all of which insurance shall be in such amounts, containing such terms, in such form, for such purposes and written by such companies as may be satisfactory to the Bank. All such policies shall contain a provision whereby they may not be canceled except upon thirty days' prior written notice to the Bank. The Borrower will deliver to the Bank, at the Bank's request, evidence satisfactory to the Bank that such insurance has been so procured, including satisfactory loss payable endorsements naming the Bank as loss/payee and additional insured and mortgagee under a standard mortgagee clause and as its interest may appear. The Borrower (a) shall promptly notify the Bank if it has knowledge of the failure of any Account Debtor under an Acquired Loan to maintain the insurance required under such Acquired Loan and
(b) if requested by the Bank, make a Protective Advance to procure the required coverage. If the Borrower fails to maintain or cause to be maintained satisfactory insurance as herein provided, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank, with interest at the Past Due Rate, all amounts so expended by the Bank. The Borrower hereby appoints the Bank as the Borrower's attorney-in-fact, which appointment is coupled with an interest and irrevocable, to endorse any check or draft payable to the Borrower in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Indebtedness, provided, however, that the Bank shall not be required hereunder so to act. The Borrower shall furnish the Bank the insurance required under this Section 6.5 with respect to Acquired Loans in existence on the date hereof on or prior to the first Disbursement Date. The Borrower shall furnish such insurance with respect to Acquired Loans acquired after the date of this Agreement within 30 days of the acquisition of such new Acquired Loans. Notwithstanding anything to the contrary contained in this Agreement, (a) the Borrower shall not be obligated to deliver such insurance to the Bank with respect to an Acquired Loan (other than an Acquired Loan which is also an Eligible Acquired Loan) with a Fair Market Value of $25,000 or less, and (b) the Borrower shall not be obligated to deliver such insurance to the Bank with respect to an Eligible Acquired Loan with a Fair Market Value of $1,000 or less; provided, that the aggregate Fair Market Value of all Acquired Loans (including Eligible Acquired Loans) for which such insurance is not delivered to the Bank shall not exceed $250,000 at any one time. The provisions of this Section are in addition to and cumulative of the insurance provisions set forth in the other Loan Documents.

          6.6. Taxes. Pay promptly and within the time that they can be paid without interest or penalty all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon the Borrower, the Subsidiaries, the REO Affiliates and their respective property, except to the extent being contested in good faith and, if requested by the Bank, bonded in a manner satisfactory to the Bank or for which the Borrower has made reserve by depositing amounts satisfactory to the Bank in the Escrow Account. If the Borrower shall fail to pay or cause to be paid such taxes and assessments by their due date, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank, with interest at the Past Due Rate, all amounts so expended by the Bank.

          6.7. Maintain Corporation and Business. Do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's, the Subsidiaries', the REO Affiliates', and any Servicer's existence, rights and franchises, if any, and comply with all applicable laws; continue to conduct and operate their respective businesses substantially as conducted and operated during the present and preceding calendar year at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of their respective property used or useful in the conduct of their respective business and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times. This is in addition to and not in replacement of or by way of modification to the Borrower's covenant in Section 6.4. hereof to maintain its status as status as business development corporation.

         6.8. Maintain Tangible Net Worth. At all times maintain, on a consolidated statement basis, Tangible Net Worth (as determined on the federal income tax basis of accounting) of at least $1,400,000. From and after the effective date of any successful offering of any beneficial interests in the Borrower occurring after the first Disbursement Date, the minimum Tangible Net Worth requirements of this Section shall be increased by an amount equal to 85% of the paid-in equity capital (net of all reasonable expenses associated with such equity offering) received by the Borrower in connection with such offering.

         6.9. Maintain Debt Ratio. Maintain the ratio of its (a) Debt minus accrued dividends payable and Subordinated Debt to (b) Tangible Effective Net Worth (on a consolidated and consolidating basis if the Borrower then has any Subsidiaries) of not less than 1.15 to 1.00 at all times (as determined on the federal income tax basis of accounting).

         6.10. Maintain Interest Coverage Ratio. Beginning December 31, 1997 and at all times thereafter, maintain the ratio of its (a) EBITDA for the 12-month period preceding the date of determination to (b) accrued interest on its Debt for such period (on a consolidated and consolidating basis if the Borrower then has any Subsidiaries) of not less than 3.00 to 1.00, (as determined on the federal income tax basis of accounting).

         6.11. Maintain Net Income. Maintain Net Income (on a consolidated and consolidating basis if the Borrower then has any Subsidiaries) of not less than the following (as determined on the federal income tax basis of accounting):

                 (a) -$50,000 for the quarter period ending December 31, 1996 (excluding up to $250,000 of costs associated with equity offerings in the Borrower occurring prior to such date);

                 (b) -$100,000 for each quarter period of the Borrower's fiscal year other than the quarter period ending December 31, 1996;

                 (c) -$200,000 for any fiscal year.

         6.12. Liquidity Maintenance Provision. For twelve (12) months after the effective date of the first successful offering of beneficial interests in the Borrower occurring after the first Disbursement Date, maintain unencumbered (except for Liens in favor of the Bank) short term assets in the form of (i) readily available cash in Dollars, (ii) certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000, (iii) direct obligations of the United States Government maturing within one year from the date of acquisition thereof, or (iv) other short term securities acceptable to the Bank in its sole discretion, in an amount not less than $150,000 (excluding any such assets evidenced by amounts in the Escrow Account).

          6.13. ERISA. At all times meet and cause each of the other Obligors and any Servicer to meet the minimum funding requirements of ERISA with respect to such Person's employee benefit plans subject to ERISA; promptly after the Borrower knows or has reason to know of the occurrence of any event, which would constitute a reportable event or prohibited transaction under ERISA, or that the PBGC or the Borrower, any other Obligor or any Servicer has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of the chief financial officer of such Person setting forth details as to such event or proceedings and the action which such Person proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC; and furnish to the Bank (or cause the plan administrator to furnish the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by any such Person not later than ten (10) days after such report has been so filed.

          6.14. Compliance with Legal Requirements; Governmental Notices. The Borrower will conduct, and will cause each of the Obligors and any Servicer to conduct, its business, and will maintain its property, and cause each such Person to maintain their respective properties, in full compliance with all applicable legal requirements. The Borrower will fully comply with and punctually perform, and cause each of the Obligors and any Servicer to fully comply with and punctually perform, all of the covenants, agreements and obligations imposed on any of them or their respective property. The Borrower will furnish to the bank copies of notices and reports received or sent by any of the Obligors, the Investment Adviser and any Servicer to or from each governmental authority within three (3) days of the receipt or giving thereof.

          6.15. Use of Loan Proceeds. Use the proceeds of any Loan for the purpose set forth in the recitals to this Agreement.

          6.16.  Lockbox Deposits; Distributions of Gross Collections.

                 6.16.1 Cash Collateral Accounts. All Gross Collections shall be directed to and deposited into the Cash Collateral Accounts and shall be accounted for and tracked on an Acquired Loan basis. Any payments or other proceeds of Collateral received by the Borrower shall be deemed received by the Borrower in trust and shall be forthwith deposited by the Borrower, immediately upon receipt, into the Cash Collateral Accounts in the form received, duly endorsed by the Borrower for deposit into the Cash Collateral Accounts.

                 6.16.2 Distributions of Gross Collections. On each Business Day, the Gross Collections will be withdrawn from the Cash Collateral Accounts and applied in the following priorities:

         i. First, to the payment to the Bank of all accrued and unpaid interest on the Loans then due and payable;

         ii. Second, to the payment of any fees and expenses then due and payable to the Bank under this Agreement or any of the other Loan Documents;

         iii. Third, to the Bank, to be applied as principal prepayments on any Base Rate Borrowings (as defined in the Interest Rate Annex);

         iv. Fourth, to the Bank, to be applied as principal prepayments on any Eurodollar Borrowings (as defined in the Interest Rate Annex) having an Interest Period which ends on such date; and

         v. Fifth, the balance to the Borrower, by depositing such amounts in the Borrower's operating account.

To the extent that any such Gross Collections constitute Escrow Payments made with respect to any of the Acquired Loans, the Borrower, upon obtaining knowledge that such amounts have been paid to the Cash Collateral Account, shall deposit an amount equal to the Escrow Payments in the Escrow Account, either by requesting a Loan under this Agreement or by using other funds available to the Borrower.

Notwithstanding any of the foregoing, if any Default or Event of Default shall have occurred and be continuing, all Gross Collections shall be distributed and applied as the Bank shall direct in its sole discretion, and the Bank shall be entitled to withdraw and apply all Gross Collections and all amounts on deposit with the Bank to pay down amounts outstanding hereunder and under the Loans, in such order and manner of application as the Bank may elect in its discretion.

          6.17. Notice of Events. Notify the Bank immediately upon acquiring knowledge of the occurrence of, or if any of the Obligors, the Investment Adviser or any Servicer causes or intends to cause, as the case may be: (1) the institution of any lawsuit or administrative proceeding affecting any such Person involving monetary claims in excess of $100,000 or the institution of any lawsuit or administrative proceeding affecting such Person, the adverse determination under which could have a material adverse effect on the business, condition (financial or otherwise), operations, property or prospects of such Person or on its ability to perform any of its obligations under any Loan Document or other document related hereto to which it is a party; (2) any material adverse change, either in any case or in the aggregate, in the assets, liabilities, business, condition (financial or otherwise), operations, property or prospects of any such Person on a consolidated basis; (3) any Event of Default or any Default, together with a detailed statement by an appropri ate officer or other responsible party acceptable to the Bank one behalf of the Borrower of the steps being taken to cure the effect of such Event of Default or Default; (4) the occurrence of a default or event of default by any of the Obligors, or any Servicer under any agreement or series of related agreements to which it is a party where such default could result in monetary damages in excess of $100,000, and (5) any change in the accuracy of the representations and warranties in any material respects of any Person, other than the Bank, in this Agreement, any other Loan Document or any other agreement related hereto. The Borrower will notify the Bank in writing within thirty (30) days prior to the date that any of the Obligors, the Investment Adviser, or any Servicer changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records. Any notice of a name change delivered to the Bank shall be accompanied by such certificates of governmental authorities as the Bank may require substantiating such name change.

          6.18. Custodial Agreement. The Bank requires that the promissory notes and security agreements relating to the Acquired Loans be kept by a custodian acceptable to it. The Borrower has requested and the Bank has agreed that the Bank will serve as custodian. The Bank and the Borrower will enter into a Custodial Agreement, in form and substance satisfactory to each of them, setting forth the rights and duties of the parties with respect to the Acquired Loans and the Bank's compensation for serving as custodian. Without limiting the generality of the foregoing, nothing herein shall be deemed to make the Bank a Servicer with respect to any Acquired Loan.

          6.19.  Budgets.  The Borrower will deliver to the Bank, within ninety
(90) days of the acquisition of any new Asset Portfolio purchased after the date of this Agreement, as part of an Asset Portfolio Report, a budget for each Asset comprising such Asset Portfolio, reflecting the Projected Gross Collections for each such Asset and an operating reserve for each Asset Portfolio. The Bank shall have the right to review and approve each such budget.

          6.20. Collection Efforts. The Borrower will exercise, and will cause any Servicer to exercise, collection efforts with respect to the Acquired Loans as is consistent with sound business practice. The Borrower will at all times comply with Standard Industry Practices and the Borrower's past procedures related to due diligence, collateral control, collection and reporting procedures with respect to all Acquired Loans. The Borrower's books, records and files related to the Acquired Loans (including, without limitation, the Due Diligence Reports) shall at all times be maintained at the Borrower's offices set forth elsewhere in this Agreement. The Borrower shall maintain all files related to the Acquired Loans in a reasonably prudent manner.

          6.21. Grant of Specific Liens. The Borrower will, at any time Underlying Real Estate is foreclosed upon by the Borrower, at the request of the Bank, grant to the Bank a Lien upon such Underlying Real Estate, and if the foreclosed Underlying Real Estate of the note secured by the Underlying Real Estate being foreclosed upon has been conveyed to an REO Affiliate, the Borrower will obtain an REO Note following the assignment to the REO Affiliate, and will ensure the REO Affiliate grants (a) to the Bank, if requested by the Bank, a Lien securing its Guaranty obligations, subject only to Permitted Prior Liens and the Lien in favor of the Borrower securing the REO Note, and (b) to the Borrower a Lien securing the REO Note, subject only to Permitted Prior Liens, in such Underlying Real Estate, following the foreclosure. The Borrower shall cause all such documentation required to effectuate the provisions of this Section to be recorded in all appropriate jurisdictions at the Borrower's sole cost and expense.

          6.22. Lien on REO Properties. Except as disclosed on Schedule 6.22 attached hereto, each REO Property shall be owned by an REO Affiliate, it being understood that except as noted on Schedule 6.22 the Borrower shall not take title to any REO Property. Immediately upon the acquisition of title to an REO Property by an REO Affiliate, the Borrower (a) will cause such REO Affiliate to execute and deliver to the Borrower an REO Note (which shall be endorsed by the Borrower to the Bank, and delivered to the Bank), security instruments granting to the Bank, if requested by the Bank, a Lien on such REO Property, subject only to Permitted Prior Liens and the Lien in favor of the Borrower securing the REO Note, and REO Security Documents granting to the Borrower a Lien on such REO Property, subject only to Permitted Prior Liens, and (b) will execute and deliver to the Bank a Collateral Assignment which shall be in form and substance satisfactory to the Bank, pursuant to which the Borrower shall collaterally assign to the Bank, as security for the Loans, all of the Borrower's rights under such REO Note and REO Security Documents. In order to facilitate foreclosure of the Underlying Real Estate serving as Acquired Loan, the Borrower may transfer such Acquired Loan to an REO Affiliate prior to the time that the REO Affiliate takes title to the REO Property; provided, however, that as a condition to such transfer, the Borrower must cause the REO Affiliate to (a) execute and deliver to the Borrower an REO Note (which shall be endorsed by the Borrower to the Bank, and delivered to the Bank) in an amount no greater than the Fair Market Value of the Acquired Loan transferred to the REO Affiliate, with such payment terms as are acceptable to the Bank in its discretion, and (b) execute such security instruments as the Bank may require in connection therewith. The Borrower (at its own expense) shall record such security instruments, REO Security Documents and any related assignment(s) of lien with such filing offices as may be required by the Bank to perfect and record the Borrower's and the Bank's respective interests in such REO Property. At the Bank's request, prior to the taking of title to any REO Property by an REO Affiliate, the Borrower shall provide the Bank with an Environmental Site Assessment with respect to such REO Property or an update of the Environmental Site Assessment which was delivered to the Bank in connection with the closing of the Loan (if any), and the Bank shall have ten (10) Business Days to disapprove or object to such Environmental Site Assessment (in which event the REO Note shall be excluded from the Borrowing Base). In addition, for any REO Property, the Borrower shall take all such actions as are requested by the Bank to ensure that the Collateral and the Bank's interest therein complies with all legal requirements applicable to the Bank, including without limitation the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

SECTION 7.  NEGATIVE COVENANTS.

         From the date hereof until the principal of and interest on the Note and other Indebtedness is paid in full, the Borrower covenants and agrees that it will not and will not permit any other Obligor, or any Servicer to:

          7.1. Stock Issuance. Except for the warrants listed on Schedule 7.1, issue any additional beneficial ownership interests, or any warrant, right or option relating thereto or any security convertible into any of the foregoing; provided, that as long as either Robert Swendson or Lon Critchfield is continuing to serve in a position of management with the Borrower in substantially the capacity and with substantially the same powers of the date hereof, the Borrower shall be entitled to issue additional beneficial ownership interests for cash.

          7.2. Stock Acquisition. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so without the written consent of the Bank.

          7.3. Liens and Encumbrances. Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind (including any charge upon property purchased or acquired under a conditional sales or other title-retaining agreement or lease required to be capitalized under GAAP) upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens.

          7.4. Indebtedness. Unless consented to by the Bank in writing, incur, create, assume or permit to exist any Debt or liability on account of deposits or advances or any Debt or liability for borrowed money, or any other Debt or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for (a) the Indebtedness; (b) the indebtedness of the REO Affiliates to the Borrower under the REO Notes; (c) indebtedness secured by any Permitted Liens (provided that the stated principal balance thereof shall not be increased); (d) the Subordinated Debt (provided that the stated principal balance thereof shall not be increased); and (e) trade indebtedness, accrued dividends payable and other normal and customary accruals incurred and paid in the ordinary course of business.

          7.5. Extension of Credit. Make loans, advances or extensions of credit to any Person except for the acquisition of Acquired Loans and the renewal, extension, rearrangement and reorganization of the Acquired Loans pursuant to Standard Industry Practices and normal, customary and reasonable travel expenses and other similar prepaid expenses incurred in the ordinary course of business.

          7.6. Guarantee Obligations. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other person, or otherwise, except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business for deposit or collection.

          7.7. Subordinate Indebtedness. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

          7.8.   Property Transfer, Merger and Formation of Subsidiaries.
Sell, lease, transfer or otherwise dispose of all or, except as to the sale of Acquired Loans and REO Property in the ordinary course of business and in accordance with the terms of this Agreement, any material part of its properties and assets (whether in one transaction or in a series of transactions), change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock, enter into any sale-leaseback transaction, or form, acquire or permit to exist any Subsidiary without the express written consent of the Bank given in its sole and absolute discretion. Nothing contained in this Agreement or any of the other Loan Documents (including, without limitation, the references to Subsidiaries or consolidated and consolidating financial statements) shall be deemed or construed as a consent to the Borrower's creation or acquisition of any Subsidiary. Should the Bank in its sole and absolute discretion consent to the creation or acquisition of any Subsidiary, then a Subsidiary wholly owned by the Borrower may be merged into, or consolidated with, the Borrower or another Subsidiary wholly owned by the Borrower, and such Subsidiary may sell, lease or transfer all or a substantial part of its assets to the Borrower or another Subsidiary wholly owned by the Borrower, and the Borrower or such Subsidiary may acquire all or substantially all of the properties and assets of the Subsidiary so to be merged into, or consolidated with, it or so to be sold, leased or transferred to it.

          7.9. Acquire Securities. Except for the purchase of Acquired Loans in accordance with the terms of this Agreement, purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000, U.S. Government or agency issued or guaranteed securities backed by the full faith and credit of the United States, and other securities acceptable to the Bank.

          7.10. Acquire Fixed Assets. Acquire or expend for, or commit itself to acquire or expend for, fixed assets by lease, purchase or otherwise in an aggregate amount that exceeds $50,000.00 in any fiscal year, except for the acquisition of REO Property.

          7.11. Pension Plans. Allow any fact, condition or event to occur or exist with respect to an employee pension or profit sharing plan which might constitute grounds for termination of any such plan or for the appointment by a United States District Court of a trustee to administer any such plan, or permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of any of the Obligors or any Servicer to the PBGC which in the opinion of the Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of such Person.

          7.12. Misrepresentation. Furnish (or permit any other Obligor, the Investment Adviser or any Servicer to furnish) the Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

          7.13. Margin Stock. Apply any of the proceeds of the Note to the purchase of carrying of any "MARGIN STOCK" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

          7.14. Compliance with Environmental Laws. Use (or permit any tenant to use) any of its respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Substance except in all respects in compliance with Environmental Laws, generate any Hazardous Substance except in all respects in compliance with Environmental Laws, conduct any activity which is likely to cause a release of any Hazardous Substance, or otherwise conduct any activity or use any of its respective properties or assets in any manner that is likely to violate any Environmental Law.

          7.15. Dividends. Except for dividends paid by the Borrower which it is allowed to make under applicable law and still retain its status as a "Business Development Company," declare or pay any dividend (other than dividends payable solely in shares of its capital stock) (or permit any other Obligor to do so) on, or make any other distribution with respect to (whether by reduction of capital or otherwise), any shares of its capital stock except dividends from a Subsidiary to the Borrower.

          7.16. Disposition of Acquired Loans or REO Properties. Dispose of, or permit any Servicer to dispose of, an Acquired Loan or otherwise settle the amount owed on any Acquired Loan, or permit any REO Affiliate to dispose of any REO Property, except in accordance with Standard Industry Practices.

          7.17. Certain Payments. Make any payment under the Servicing Agreement or any agreement with the Investment Adviser at any time any Event of Default exists hereunder or if such payment would cause an Event of Default hereunder.

          7.18. Subsidiaries and REO Affiliates. Form or create any Subsidiaries, other than the REO Affiliate, without the prior written consent of the Bank.

          7.19. Modification of Key Agreements. Without the Bank's prior written approval, modify, amend, or increase any payments under any Servicing Agreement or any agreement between the Borrower and the Investment Adviser.

SECTION 8.       PROVISIONS REGARDING ENVIRONMENTAL LAWS.

          8.1 Covenants Regarding Environmental Compliance. The Borrower hereby covenants and agrees with the Bank as follows:

                 8.1.1. Hazardous Substance Use, Manufacture. The Borrower shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, or permit to be used, generated, manufactured, produced, stored, released, discharged or disposed of, on, under, or about any of the Mortgaged Property or transport to or from, or permit to be transported to or from, any of the Mortgaged Property any Hazardous Substance, or allow any other person or entity to do so on any of the Mortgaged Property, except in strict compliance with all applicable laws (including all applicable Environmental Laws), except in accordance with Standard Industry Practices as disclosed to the Bank in writing.

                 8.1.2. Compliance with Environmental Laws. The Borrower shall keep and maintain, and cause to be kept or maintained, the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any applicable Environmental Law, except in accordance with Standard Industry Practices as disclosed to the Bank in writing.

                 8.1.3. Notices. The Borrower shall give prompt written notice to the Bank of:

                          (a)     any proceeding or written inquiry by any
governmental authority with respect to the presence of any Hazardous Substance on any of the Mortgaged Property or the migration thereof from or to other property;

                          (b)     all written claims made or threatened by any
third party against any Obligor or any of the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance;

                          (c)     the Borrower's discovery of any occurrence of
condition on any real property adjoining or in the vicinity of any of the Mortgaged Property that would reasonably be expected to cause any of the Mortgaged Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of any of the Mortgaged Property under any applicable Environmental Law, or to be otherwise subject to any material restrictions on the ownership, occupancy, transferability or use of any of the Mortgaged Property under any applicable Environmental Law;

                          (d)     any written notice of violation or complaint
from a governmental authority and relating to an applicable Environmental Law;

                          (e)     any written notices or report any Obligor,
the Investment Adviser or any Servicer provides to a governmental authority relating to instances of non-compliance with an applicable Environmental Law; and

                          (f)     any written application any Obligor, the
Investment Adviser or any Servicer provides to a governmental authority to obtain or amend a permit or approval relating to the generation, storage, treatment, or disposal of a Hazardous Substance or air contaminant.

                 8.1.4. Delivery of Premises to the Bank. In the event any Mortgage is foreclosed or the applicable Obligor tenders a deed in lieu of foreclosure with respect to any Mortgaged Property, the Mortgaged Property shall be delivered to the Bank free of any and all Hazardous Substances (except to the extent previously disclosed to the Bank in writing) so that the condition of such Mortgaged Property shall not be a violation of any Environmental Laws (except to the extent previously disclosed to the Bank in writing, but in any event in accordance with Standard Industry Practices).

                 8.1.5. Indemnity. The Borrower shall defend, indemnify and hold harmless the Bank, its employees, agents, officers, directors, successors and assigns from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, including, without limitation, attorney's and consultant's fees (said attorneys and consultants to be selected by the Bank), investigation and laboratory fees, environmental studies required by the Bank (whether prior to foreclosure or otherwise), court costs and litigation expenses, any of which arise out of or are related to: (a) the use, generation, manufacture, production, storage, presence, disposal, release or threatened release of any Hazardous Substance on, from or affecting any of the Mortgaged Property or the soil, water, vegetation, buildings, personal property, persons or animals thereon, (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance, (c) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Hazardous Substances, (d) the cost of removal of all such Hazardous Substances from all or any portions of any of the Mortgaged Property,
(e) taking necessary precautions to protect against the release of Hazardous Substances on or affecting any of the Mortgaged Property, (f) complying with all applicable Environmental Laws, (g) any violation of Environmental Laws or requirements of the Bank which are based upon or in any way related to such Hazardous Substances, and/or (h) the costs of any repair, cleanup or remediation of any of the Mortgaged Property and the preparation and implementation of any closure, remedial or other plans required to be undertaken by applicable Environmental Laws. Upon the Bank's request, the Borrower shall execute a separate indemnity covering the foregoing matters.

                 8.1.6. Remedial Work. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is required to be undertaken under any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity because of, or in connection with, the current or reasonably threatened future presence or release of a Hazardous Substance in or into the air, soil, ground water, surface water or soil vapor at, on, about, under of with any of the Mortgaged Property (or any portion thereof), the Borrower shall promptly after written demand for performance thereof by appropriate governmental authorities or the Bank (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such Remedial Work. All Remedial Work shall be performed by contractors selected by the Borrower and approved in advance by the Bank, and under the supervision of a consulting engineering selected by the Borrower and approved by the Bank (which approval the Bank shall not unreasonably withhold). All costs and expenses of such Remedial Work shall be paid by the Borrower including, but not limited to, the Bank's reasonable attorneys' fees and reasonable costs incurred in connection with its monitoring or review of such Remedial Work.

                 8.1.7. Certain Rights of the Bank. Upon the Bank's receipt of notice from any source concerning the existence of any Hazardous Substance or the noncompliance by the Borrower or any of the Mortgaged Property with any Environmental Law, which matter, if true, could result in an order, suit or other action against the Borrower and/or any of the Mortgaged Property and which could, in the Bank's sole opinion, jeopardize the Borrower's ability to repay the Indebtedness or the Bank's collateral security, the Bank shall have the right (but not the obligation) to enter any such

Mortgaged Property or to take any other actions that the Bank deems appropriate to clean up, remove, resolve or minimize the adverse impact of any such matter. The foregoing sentence shall not be deemed to limit any other rights the Bank may have under this Agreement, any other document, or at law or in equity. All reasonable costs and expenses incurred by the Bank in the exercise of any such rights shall become part of the Indebtedness, shall be secured by the collateral contemplated hereunder, and shall be payable by the Borrower upon demand.

         8.2 Representations and Warranties Relating to Environmental Matters. The Borrower represents and warrants to the Bank that, except as disclosed on Schedule 8.2 hereto and in any Asset Portfolio Report hereafter provided to the Bank in connection with Acquired Loans acquired after the date of this Agreement, to the best of its knowledge:

                 8.2.1. No Existing Violation. None of the Mortgaged Property, any Obligor, the Investment Adviser or any Servicer is in violation of or subject to any existing, pending or, to the knowledge of the Borrower, threatened investigation by any governmental authority under any Environmental Law.


                 8.2.2. Previous Uses. The Borrower or its environmental advisors has made diligent inquiry into previous uses and ownership of the Mortgaged Property, and based upon such inquiry has no knowledge of any Hazardous Substance disposed of or released on or to the Mortgaged Property.

                 8.2.3. Underground Storage. Except as disclosed to the Bank in writing, no underground storage tanks, whether or not containing any Hazardous Substances, are located on or under the Mortgaged Property.

         8.3. Environmental Risk Assessment. At any time (a) that the Bank reasonably believes that Hazardous Substances have been disposed of on, or have been released to or from any of the Mortgaged Property in violation of Environmental Laws, or (b) after an Event of Default arising under Section 9, within 30 days after a written request therefor by the Bank, the Borrower shall deliver to the Bank a current Environmental Site Assessment prepared at the Borrower's cost and expense by an environmental consultant acceptable to the Bank, detailing the results of an environmental investigation concerning the Mortgaged Property, including results of any soil and ground water samples that may have been taken in connection with such investigation.

         8.4. Survival of Obligations. The provisions of this Section 8 shall be in addition to any and all other obligations and liabilities the Borrower may have to the Bank at common law or pursuant to any other agreement and, notwithstanding anything in Section 10.21 hereof to the contrary, shall survive (a) the repayment of the Note and all other Indebtedness, (b) the satisfaction of all of the Borrower's other obligations hereunder and under the other Loan Documents, (c) the discharge of any Mortgage hereafter granted to the Bank, and (d) the foreclosure or acceptance of a deed in lieu of foreclosure of any Mortgage hereafter granted to the Bank.

SECTION 9.       EVENTS OF DEFAULT-ENFORCEMENT-APPLICATION OF PROCEEDS.

          9.1. Event of Default. The occurrence of any of the following events shall constitute an Event of Default (herein so called) hereunder:

                 9.1.1. Failure to Pay Monies Due. If any principal of or accrued interest on the Note, any fees under Section 2.6. of this Agreement or any other Indebtedness shall not be paid when due, by acceleration or otherwise, unless such failure to pay is cured within five (5) calendar days of such Default.

                 9.1.2. Misrepresentation. If any warranty or representation of any of the Obligors or any Servicer in connection with or contained in this Agreement or any other document related hereto, or if any financial data or other information now or hereafter furnished to the Bank by or on behalf of any Obligor or any Servicer shall prove to be false or misleading in any material respect.

                 9.1.3. Noncompliance with Bank Agreements. If any Obligor or the Servicer shall fail to perform any of its covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other agreement with the Bank to which it may be a party, unless such Default is fully cured and satisfied within fifteen (15) calendar days of the date the Bank gives notice to the Borrower of such Default.

                 9.1.4. Other Defaults. If any Obligor shall default in the due payment of any of its indebtedness (other than the Indebtedness) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness and such default results in the acceleration of the Debt, irrespective of whether any such default shall be forgiven or waived by the holder thereof, unless such payment is being contested in good faith and adequate reserves for the payment thereof have been established.

                 9.1.5. Judgments. If there shall be rendered against any Obligor or any Servicer one or more judgments or decrees involving an aggregate liability of $50,000 or more, which has or have become nonappealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than 20 days, whether or not consecutive; or of a writ of attachment or garnishment against the property of any such Person shall be issued and levied in an action claiming $100,000 or more and not released or appealed and bonded in a manner satisfactory to the Bank.

                  9.1.6. Business Suspension, Bankruptcy, Etc. If any Obligor or any Servicer shall voluntarily suspend transaction of its business; or if any such Person shall not pay its debts, generally, as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of any such Person under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced by any such Person or shall be commenced against any such person and shall not be discharged within sixty (60) days of commencement; or a receiver, trustee or custodian shall be appointed for any such Person or for any substantial portion of its respective properties or assets.

                  9.1.7. Change of Management. If both Robert Swendson and Lon Critchfield shall cease to serve in positions of management with the Borrower in substantially the same capacities and with substantially the same powers as they currently serve or have.

                  9.1.8. Inadequate Funding or Termination of Employee/Benefit Plan(s). If any Obligor or any Servicer shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by such Person, or if any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of such Person to the PBGC which in the opinion of the Bank will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of such Person.

                  9.1.9. Occurrence of Certain Reportable Events. If there shall occur, with respect to any pension plan maintained by any Obligor or any Servicer any reportable event (within the meaning of Section 4043(b) of ERISA) which the Bank shall determine in good faith constitutes a ground for the termination of any such plan, and if such event continues for thirty (30) days after the Bank gives written notice to the Borrower, provided that termination of such plan or appointment of such trustee would, in the opinion of the Bank, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of any such Person.

                  9.1.10. Loss or Damage. If any loss, theft, substantial damage or destruction to or of any material portion of the Collateral comprising a material portion of the Borrower's assets occurs which is not fully covered by insurance.

                  9.1.11. Adverse Change. If any material and adverse change in the business operations and condition, financial or otherwise, of any Obligor or any Servicer occurs.

                  9.1.12. PBGC. Except as expressly permitted herein, if a notice of lien, levy or assessment is filed of record with respect to all or any of the assets of any Obligor or any Servicer by the United States of America, or any department, agency, or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon the Collateral or any other assets of any such Person.

          9.2. Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, the obligation, if any, to make a Loan shall cease and terminate, and the Bank shall have the right, at its option, to declare the unpaid balance of the Indebtedness to be immediately due and payable without further notice (including notice of intent to accelerate and notice of acceleration), protest or demand or presentment for payment, all of which are hereby expressly waived by the Borrower, and to enforce or avail itself of any and all powers, rights and remedies available at law or provided in this Agreement, the Note, the other Loan Documents or any other document executed pursuant hereto or in connection herewith. Notwithstanding any provision in this Section to the contrary, upon the occurrence of any Event of Default, the Bank shall have the right, immediately and without notice, to take possession of and exercise possessory rights with regard to any Collateral. Every power, right or remedy of the Bank set forth in this Agreement, the Note and the other Loan Documents or any other document executed pursuant hereto or in connection herewith, or afforded by law may be exercised from time to time, and as often as may be deemed expedient by the Bank.

          9.3. Application of Proceeds. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Bank, first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorneys' fees and legal expenses incurred by the Bank; the balance of the proceeds of such sale or other disposition shall be applied to the payment of the Indebtedness, first to interest, then to principal; and the surplus, if any, shall be paid over to the Borrower or to such other person or persons as may be entitled thereto under applicable law. The Borrower shall remain jointly and severally liable for any deficiency, which the Borrower shall pay to the Bank immediately upon demand.

          9.4. Cumulative Remedies. The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor should it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Borrower.

SECTION 10.  MISCELLANEOUS.

          10.1. Independent Rights. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

          10.2. Covenant Independence. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception in one covenant shall not create an exception in another covenant.

          10.3. Waivers and Amendments. No forbearance on the part of the Bank in enforcing any of its rights under this Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrower hereunder or by any Obligor under any of the other Loan Documents, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Default or Event of Default shall be waived by the Bank except in writing signed and delivered by an officer of the Bank, and no waiver of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note or other documents contemplated hereby shall be effective unless the same shall be in writing and signed and delivered by an officer of the Bank.

          10.4. GOVERNING LAW. THIS AGREEMENT, AND EACH AND EVERY TERM AND PROVISION HEREOF, SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF TEXAS.

          10.5. Survival of Warranties, Etc. All of the covenants, agreements, representations and warranties made by any Obligor in connection with this Agreement and any document contemplated hereby shall survive the borrowing and the delivery of the Note hereunder and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank. All statements contained in any certificate or other document delivered to the Bank at any time by or on behalf of any Obligor, the Investment Adviser or any Servicer pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower in connection with this Agreement.

          10.6. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank.

          10.7. Maintenance of Records. The Borrower will keep all of its records concerning the Collateral at its principal place of business. The Borrower will give the Bank prompt written notice of any change in its principal place of business, or in the location of said records.

          10.8. Notices. All notices and communications provided for herein or in any document contemplated hereby or required by law to be given shall be in writing (unless expressly provided to the contrary) and, if personally delivered, effective when delivered at the address below or, in the case of mailing, effective two days after sending by first class mail, postage prepaid, addressed as follows, or to such other address as a party shall have designated to the other in writing in accordance with this section:

         If to Borrower:          Plymouth Commercial Mortgage Fund
                                  c/o Emerald Advisers, Inc.
                                  13333 Blanco, Suite 314
                                  San Antonio, Texas  78216
                                  Attention:  Robert R. Swendson

         If to Bank:              Comerica Bank-Texas
                                  1601 Elm Street
                                  Dallas, Texas  75201
                                  P. O. Box 650282
                                  Dallas, Texas  75262-0282
                                  Attention:  Gary W. Orr

         with a copy to:          Comerica Bank-Texas

                                  114 W. 7th Street
                                  Austin, Texas  78701
                                  P. O. Box 2727
                                  Austin, Texas 78768
                                  Attention:  David W. Whiting

The giving of at least five (5) days notice before the Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes; provided, that this shall not be deemed to require the Bank to give five (5) days notice or any notice if not specifically required in this Agreement.

          10.9. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

          10.10. Headings. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

          10.11. Capital Adequacy. If as a result of any regulatory change directly or indirectly affecting the Bank or any of the Bank's affiliates there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, minimum capital, capital ratio, or similar requirement against or with respect to or measured by reference to loans made or to be made hereunder or participations therein, and the result shall be to increase the cost to the Bank or any of the Bank's affiliates of making or maintaining any loan hereunder or to any other party maintaining any participation therein, or reduce any amount receivable in respect of any such loan (which increase in cost, or reduction in amount receivable, shall be the result of the Bank's or the Bank's affiliated company's reasonable allocation among all affected customers of the aggregate of such increases or reductions resulting from such event), then, within ten (10) days after receipt by the Borrower of a certificate from the Bank containing the information described in this Section below which shall be delivered to the Borrower, the Borrower agrees from time to time to pay the Bank such additional amounts as shall be sufficient to compensate the Bank or any of the Bank's affiliates (for as long as such increased costs or reductions in amount receivable exist) for such increased costs or reductions in amount receivable which the Bank determines in the Bank's sole discretion are material. The certificate requesting compensation under this Section shall identify the regulatory change which has occurred, the requirements which have been imposed, modified or deemed applicable, the amount of such additional cost or reduction in amount receivable and the way in which such amount has been calculated.

          10.12. Costs and Attorneys' Fees. If the Bank retains an attorney in connection with any default or to collect, enforce or defend this Agreement, the Note or any of the Loan Documents in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if the Borrower sues the Bank in connection with this Agreement, the Note or any of the Loan Documents and does not prevail, then the Borrower agree to pay to the Bank, in addition to principal and interest, all reasonable costs and expenses incurred by the Bank in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees. To the extent not prohibited by applicable law, the Borrower will pay all costs and expenses and reimburse the Bank for any and all expenditures of every character incurred or expended from time to time, regardless of whether or not a default has occurred, in connection with (a) the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, review or restructuring of this Agreement or any of the other Loan Documents including, without limitation, legal, accounting, auditing, architectural engineering and inspection services and disbursements, or in connection with collecting or attempting to enforce or collect this Agreement, the Note or any of the other Loan Documents, (b) the Bank's evaluating, monitoring, administrating and protecting any Collateral now or hereafter securing payment of any part of the Indebtedness and (c) the Bank's creating, perfecting and realizing upon the Bank's security interests in and liens on any Collateral, and all costs and expenses relating to the Bank's exercising any of its rights and remedies hereunder or under any other Loan Document or at law, including, without limitation, all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, title review and abstract fees, UCC search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys' fees, legal expenses, court costs, other fees and expenses incurred in connection with any complete or partial liquidation of any Collateral and all fees and expenses for any professional services relating to the Collateral or any operations conducted in connection with it; provided, that no right or option granted by the Borrower to the Bank or otherwise arising pursuant to any provision of this or any other instrument shall be deemed to impose or admit a duty on the Bank to supervise, monitor or control any aspect of the character or condition of the Collateral or any operations conducted in connection with it for the benefit of the Borrower or any other Person other than the Bank. The Borrower agrees to indemnify, defend and hold the Bank, its shareholders, directors, officers, agents and employees (collectively "INDEMNIFIED PARTIES") harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, action, suit, cost and disbursement of any kind or nature whatsoever (including interest, penalties, attorneys' fees and amounts paid in settlement), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, imposed on, incurred by or asserted against the Indemnified Parties growing out of or resulting from this note, any Loan Document or any transaction or event contemplated herein or therein (except that such indemnity shall not be paid to any Indemnified Party to the extent that such loss, etc. directly results from the gross negligence or willful misconduct of that Indemnified Party). Any amount to be paid under this Paragraph by the Borrower to the Bank shall be a demand obligation owing by such the Borrower to the Bank and shall bear interest from the date of expenditure until paid at the Past Due Rate.

                  10.13. Gender. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

                  10.14. Cross Default; Cross Collateral. The Borrower hereby agrees that all other agreements between the Borrower and the Bank or any of its affiliates is hereby amended so that a default under this Agreement is a default under all other agreements and a default under any one of the other agreements is a default under this Agreement, and the collateral under this Agreement secures the obligations now or hereafter outstanding under all other agreements between the Borrower and the Bank or any of its affiliates and the collateral pledged under any other agreement with the Bank or any of its affiliates secures the obligations under this Agreement.

                  10.15. Joint and Several Obligations. The Borrower shall be jointly and severally liable for the payment and performance of the Indebtedness without regard to which the Borrower receives the proceeds hereof. The Borrower hereby acknowledges that it expects to derive economic advantage from each of the Loans.

                  10.16 Severability of Provisions. Any provision of this Agreement, the Note or any other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Note or such other documents or affecting the validity or enforceability of such provision in any other jurisdiction.

                  10.17. Assignment. The Bank shall have the absolute and unrestricted right to sell, assign, transfer, or grant participation in, all or any portion of the loans and any collateral, guaranties or other security relating thereto without the consent of the Borrower; provided, however, no such action on the part of the Bank shall have the effect of changing any of the Borrower's obligations hereunder without the written consent of the Borrower. The Bank shall give the Borrower written notice of any absolute assignment of any of the loans if the result thereof will be to cause the Borrower to deal directly with another financial institution which is not the successor in interest by merger to the Bank.

                  10.18. Power of Attorney. Without limiting any other rights and remedies available to the Bank hereunder, the Borrower hereby appoints the Bank as the Borrower's attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement or any Loan Documents and taking any action and executing in the name of the Borrower, without recourse to the Borrower, any document or instrument, which the Bank may deem necessary or advisable to accomplish the purposes hereof and of any Loan Document (including, without limitation, perfecting or protecting the liens on and security interests in any Collateral) which appointment is coupled
with an interest and is irrevocable.   The Borrower hereby authorizes the Bank
in its discretion at any time and from time to time, regardless of whether any Default or Event of Default shall have occurred, to exercise such Power of Attorney, including without limitation (a) completing any Collateral Assignment which heretofore was, or hereafter at any time may be, executed and delivered by the Borrower to the Bank so that such assignment describes a mortgage which is security for any Acquired Loan now or hereafter at any time constituting Collateral and recording same, and (b) completing any other assignment or endorsement that was delivered in blank hereunder or pursuant to the terms hereof.

                  10.19. Venue. This Agreement and the other Loan Documents is performable in Dallas County, Texas, which shall be a proper place of venue for suit on or in respect of this Agreement and the other Loan Documents. The Borrower irrevocably agrees that any legal proceeding in respect of this Agreement and the other Loan Documents shall be brought in the district courts of Dallas

County, Texas or the United States District Court for the Northern District of Texas, Dallas Division (collectively, the "Specified Courts"). The Borrower hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document brought in any Specified Court, and hereby further irrevoca bly waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Bank to commence legal proceedings or otherwise proceed against any Obligor in any jurisdiction or to serve process in any manner permitted by applicable law. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  10.20. Inconsistency with Other Agreements. Except as provided below, to the extent any terms or provisions contained in this Agreement shall be inconsistent with any provision in any other document or instrument executed in connection herewith, this Agreement shall control. Notwithstanding the foregoing, the Custodial Agreement shall control over this Agreement to the extent of the matters contained therein.

                  10.21. Release and Discharge. Upon full payment of the Indebtedness and performance by the Borrower of all its other obligations hereunder, except as otherwise expressly provided herein, the parties shall thereupon automatically each be fully, finally and forever released and discharged from any claim, liability or obligation in connection with this Agreement and the other documents contemplated hereby.

                  10.22. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRAIL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS AT ANY TIME IN WHICH THE BORROWER AND THE BANK ARE PARTIES ARISING OUT OF THIS AGREEMENT. THE BORROWER HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  10.23. POST-CLOSING LETTER. PURSUANT TO LETTER OF EVEN DATE ATTACHED HERETO, BORROWER IS MAKING CERTAIN ADDITIONAL REPRESENTATIONS AND AGREEMENTS.

                  10.24. ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER "LOAN AGREEMENTS" (AS DEFINED IN SECTION 26.02(A)(2) OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THIS AGREEMENT AND THE OTHER WRITTEN LOAN AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                PLYMOUTH COMMERCIAL MORTGAGE FUND,
                                a Delaware business trust


                                By:/s/ John C. Mosher
                                   -------------------------------------
                                Name:  John C. Mosher
                                      ----------------------------------
                                Title: Vice President
                                      ----------------------------------

                                COMERICA BANK-TEXAS, a state banking
                                association


                                By:/s/ Andrew A. Britton
                                   -------------------------------------
                                Name:  Andrew A. Britton
                                      ----------------------------------
                                Title: Senior Vice President
                                      -----------------------------------